                           EXHIBIT 4(c)
                           ------------









            AMENDED AND RESTATED FINANCING AGREEMENT

                   Dated as of June 12, 1996

                            between

                   KELLER GRADUATE SCHOOL OF
                        MANAGEMENT, INC.
                          as Borrower


                 CERTAIN FINANCIAL INSTITUTIONS
                           as Lenders

                              and

                   BANK OF AMERICA ILLINOIS,
                            as Agent

                       TABLE OF CONTENTS
                       -----------------
PARAGRAPH                                                    PAGE
- ---------                                                    ----

1.   DEFINITIONS AND INTERPRETATION                             1

2.   LOANS AND LETTERS OF CREDIT.                              13
          (A)  Revolving Loan                                  13
          (B)  Notice of Borrowing                             14
          (C)  Loan Account                                    15
          (D)  Prepayments                                     15
          (E)  Voluntary Reduction or Termination of the
                Revolving Maximum Loan Commitment              16
          (F)  Letters of Credit; Reimbursement Obligations    16
          (G)  Allocation                                      17

3.   INTEREST ON THE LOANS.                                    17
          (A)  Rate of Interest                                17
          (B)  Interest Payments and Computation               18
          (C)  Default Interest                                19
          (D)  Conversion or Continuation                      19
          (E)  Increased Costs; Legal Restrictions             20
          (F)  Amount of Eurodollar Rate Loans                 22
          (G)  Determination of Eurodollar Interest Period     22
          (H)  Substituted Rate of Borrowing                   22
          (I)  Required Termination and Prepayment             23
          (J)  Option of Borrower                              24
          (K)  Compensation; Breakage Fees                     24
          (L)  Eurodollar Rate Taxes; Indemnification          25
          (M)  Certain Indemnification                         26
          (N)  Eurodollar Rate Loans After Default             26
          (O)  Affiliates Not Obligated                        26
          (P)  Increased Capital                               26

4.   FEES AND CHARGES                                          27
          (A)  Non-Use Fees                                    27
          (B)  Agent's Fees                                    27
          (C)  Letter of Credit Fees                           27
          (D)  Unpaid Charges                                  28

5.   QUARTERLY ACCOUNTINGS BY AGENT.                           28

6.   RESERVED                                                  28

7.   RESERVED                                                  28

8.   PROCEEDS, PAYMENTS AND APPLICATION                        28
          (A)  Application and Posting Time                    28
          (B)  Order of Application; Invalidated Payments      29
          (C)  Sharing of Payments                             29

9.  AGENT AS BORROWER'S ATTORNEY                               29

10.  INSURANCE                                                 30

11.  REPORTING                                                 30
          (A)  Quarterly Reports.                              30
          (B)  Annual Reports                                  31
          (C)  Communication with Accountants; Other
                 Financial Information                         32
          (D)  Reports to SEC                                  32
          (E)  Reports of Changes in Subsidiaries              32
          (F)  Notices Relating to Default                     32
          (G)  Notice of Material Adverse Events               33
          (H)  Other Reports                                   33

12.  WARRANTIES AND REPRESENTATIONS                            33
          (A)  Corporate Existence                             33
          (B)  Corporate Authority                             33
          (C)  Binding Effect                                  34
          (D)  Financial Data                                  34
          (E)  Material Adverse Change                         35
          (F)  Tax Liabilities                                 35
          (G)  Loans; Guaranties                               35
          (H)  Margin Security                                 35
          (I)  Subsidiaries                                    36
          (J)  Litigation and Proceedings                      36
          (K)  Other Agreements                                36
          (L)  Employee Controversies                          36
          (M)  Compliance with Laws and Regulations            36
          (N)  Patents, Trademarks and Licenses                37
          (O)  ERISA                                           38
          (P)  Use of Proceeds                                 38
          (Q)  Fiscal Year                                     38
          (R)  Compliance with Environmental and Safety Laws   38
          (S)  Survival of Warranties                          39

13.  GENERAL AFFIRMATIVE COVENANTS.                            39
          (A)  Reimbursement of Loan Operating Costs           39
          (B)  Notice of Claims                                40
          (C)  Conduct of Business                             40
          (D)  Claims and Taxes                                41
          (E)  ERISA                                           42
          (F)  Environmental and Safety Laws                   42
          (G)  Books, Records and Inspections                  43

14.  GENERAL NEGATIVE COVENANTS                                44
          (A)  Consolidations, Mergers and Asset Acquisitions  44
          (B)  Investments                                     45
          (C)  Distributions and Loans                         46
          (D)  Transactions With Affiliates                    47
          (E)  Asset Disposition, etc.                         47
          (F)  Conditional Sales                               48
          (G)  Encumbrances                                    48

          (H)  Indebtedness                                    48
          (I)  Guarantees                                      49
          (J)  Amendment of Certificate of Incorporation
                or By-Laws.                                    49
          (K)  ERISA                                           49
          (L)  Transfer of DeVry Canada Stock                  50

15.  RESERVED                                                  50

16.  FINANCIAL COVENANTS                                       50

17.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS
     AGREEMENT.                                                51

18.   TERMINATION, ACCELERATION AND DEMAND                     52
          (A)  Term                                            52
          (B)  Repayment and Acceleration of Loans             53
          (C)  Repayment and Acceleration of Interest and Fees 53
          (D)  Certain Obligations Payable on Demand; Waivers  53

19.  EVENTS OF DEFAULT                                         53

20.   LENDER'S RIGHTS AND REMEDIES                             56
          (A)  Equitable Relief                                56
          (B)  Cash Collateral for Letters of Credit           56

21.   AGENT                                                    57
          (A)  Actions; Indemnification                        57
          (B)  Funding Reliance, etc.                          58
          (C)  Exculpation                                     58
          (D)  Successor                                       58
          (E)  Loans by Agent                                  59
          (F)  Credit Decisions                                59
          (G)  Copies, etc                                     59

22.  MISCELLANEOUS                                             59
          (A)  Waivers, Amendments, etc                        59
          (B)  Notices                                         60
          (C)  Costs and Expenses                              61
          (D)  Indemnification                                 61
          (E)  Survival                                        63
          (F)  Severability                                    63

          (G)  Headings                                        63
          (H)  Counterparts, Effectiveness, etc                63
          (I)  Governing Law; Entire Agreement                 63
          (J)  Successors and Assigns                          63
          (K)  Assignments and Participations                  64
          (L)  Other Transactions                              68
          (M)  Waiver of Jury Trial                            68
          (N)  Submission to Jurisdiction                      68
          (O)  Restatement                                     69

                       References to Exhibits

Exhibit                                           Paragraph
- -------                                           ---------
     A   Form of Revolving Note                   2(A)

     B   Form of Notice of Borrowing              2(B)

     C   Form of Compliance Certificate           11(A)

     D   Form of Guaranty                         1(A)

     E   Existing L/Cs                            2(A)

     F   Other Indebtedness, Guaranties,          12(G)

     G   Subsidiaries                             12(I)

     H   Litigation; Other Agreements             12(J); 12(K)

     I   ERISA                                    12(O)

     J   Investments                              14(B)

     K   Liens, Claims, Security Interests,       14(G)
         Encumbrances

     L   Form of Opinion of Special Counsel       17(A)
         for Borrower

     M   Form of Assignment                       22(K)

            AMENDED AND RESTATED FINANCING AGREEMENT

     This Amended and Restated Financing Agreement (this "Agreement"), made as of June 12, 1996 (the "Restatement Date"), by and between Keller Graduate School of Management, Inc., a Delaware corporation ("Borrower"), various financial institutions which are, or may become, parties hereto ("Lenders"), and Bank of America Illinois, a banking association having its principal office at 231 South LaSalle Street, Chicago, Illinois, as agent for Lenders (in such capacity, "Agent").


                      W I T N E S S E T H:

     WHEREAS, Borrower has entered into an Amended and Restated
Financing Agreement made as of April 14, 1994 (as amended or modified and in effect on the Restatement Date, the "Existing
Agreement") with the Lenders and the Agent;

     WHEREAS, Borrower, the Agent and the Lenders desire to amend and restate the Existing Agreement in its entirety in order to, without limitation, (i) increase the aggregate amount of Revolving Loans and Letters of Credit which may be outstanding hereunder at any one time, (ii) to extend the Termination Date and (iii) provide for the modification of certain of the representations and warranties, covenants and other provisions contained in the Existing Agreement;

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any loans or extensions of credit now or hereafter made to or for the benefit of Borrower by Lenders, the parties hereto agree to amend and restate the Existing Agreement as follows:

     1.   DEFINITIONS AND INTERPRETATION.

     (A) In this Agreement and the other Loan Documents, the following terms have the respective meanings indicated, unless a clear contrary intention appears:

     "Affiliate," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the securities or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management policies of that Person, whether through the ownership of voting securities, by contract or otherwise. Without limiting the generality of the foregoing, all of Borrower's officers, directors, Subsidiaries, joint ventures and partnerships shall be deemed to be Borrower's Affiliates for purposes of this Agreement.

     "Agent" shall have the meaning set forth in the preamble hereto.

     "Agreement" shall have the meaning set forth in the preamble hereto.

     "Applicable L/C Fee" and "Applicable Non-Use Fee" shall mean, and "Applicable Margin", as applied to Eurodollar Rate Loans or Base Rate Loans, as the case may be, shall mean, the percentage indicated in the table below opposite the then applicable range of Debt Coverage Ratio values:

                                  Applicable Margin
Debt Coverage    Applicable     ---------------------    Applicable
Ratio             L/C Fee       Eurodollar  Base Rate   Non-Use Fee
- -------------    ----------     ----------  ---------   -----------
less than 0.5:1        0.35         0.35 %      0.00%      0.15 %

0.5:1 up to but        0.50         0.50 %      0.00%      0.20 %
not including
1.0:1

1.0:1 up to but        0.625        0.625%      0.00%      0.25 %
not including
1.5:1

1.5:1 up to but        0.75         0.75 %      0.00%      0.25 %
not including
2.0:1

2.0:1 up to but        1.25         1.25 %      0.00%      0.30 %
not including
3.0:1

equal to or            1.75         1.75 %      0.50%      0.375%
greater than
3.0:1

provided, that any change in the Applicable Non-Use Fee, the Applicable Margin and the Applicable L/C Fee because of a change in the Debt Coverage Ratio as measured at the end of a Fiscal Quarter shall become effective as of the first day of the second succeeding Fiscal Quarter; provided, further, that with respect to the Fiscal Quarters ending December 31, 1995, March 31, 1996 and June 30, 1996, the Debt Coverage Ratio shall be deemed to be between 1.5:1 and 2.0:1.

     "Assignable Commitments" shall have the meaning ascribed to such term in Paragraph 22(K).

     "Assignable Loans" shall have the meaning ascribed to such term in Paragraph 22(K).

     "Assignment" shall have the meaning ascribed to such term in Paragraph 22(K)(b)(vi).

     "Attorneys' Fees" shall mean the reasonable fees (and costs and expenses related thereto) of the attorneys (and all paralegals and other staff employed by such attorneys whose services are regularly billed to such attorneys' clients) employed by Agent or any Lender from time to time to (i) file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Obligations or any security for the Obligations or relating to this Agreement or any of the other Loan Documents; (ii) enforce any of Agent's or any Lender's rights to collect any of the Obligations; or (iii) give any advice with respect to any of the foregoing; provided that documentation supporting such services in reasonable detail as reasonably requested by Borrower shall be furnished to Borrower.

     "BAI" shall mean Bank of America Illinois and any successor thereto.

     "Bankruptcy Code" shall mean Title 11 of the United States
Code (11 U.S.C., 101 et seq.).

     "Base Rate" shall mean, for any day, a fluctuating rate per annum (rounded upward to the next highest 1/8 of 1% if not already an integral multiple of 1/8 of 1%) equal to the greater of (i) the Reference Rate in effect on such day or (ii) the Federal Funds Effective Rate in effect on such day. For purposes of this Agreement, any change in the Base Rate due to a change in the Reference Rate shall be effective on the date such change in the Reference Rate is announced, and any change in the Base Rate due to a change in the Federal Funds Effective Rate shall be effective on the effective date of such change in the Federal Funds Effective Rate. If for any reason BAI shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of BAI to obtain sufficient bids or publication in accordance with the terms hereof, the Base Rate shall be a fluctuating rate per annum equal to the Reference Rate in effect from time to time until the circumstances giving rise to such inability no longer exist.

     "Base Rate Loans" shall mean those Loans outstanding which bear interest at a rate based upon the Base Rate, as provided in Paragraph 3(A).

     "Becker Subsidiaries" shall mean, collectively, (i) DeVry
CPA Review Course, Inc., a Delaware corporation, to be renamed

"Becker CPA Review Corporation" following consummation of the Becker Transaction, and (ii) DeVry Educational Development Corporation, a Delaware corporation, to be renamed "Becker/DeVry Educational Development Corporation" following consummation of the Becker Transaction.

     "Becker Transaction" shall mean, collectively, (i) the acquisition by DeVry Educational Development Corporation of all the trademarks, copyrights and certain other related intellectual property relating to the Becker Subsidiaries, (ii) the acquisition by DeVry CPA Review Course, Inc. of all the issued and outstanding capital stock of The Becker CPA Review, Inc., a Delaware corporation and (iii) the acquisition by DeVry of all the issued and outstanding partnership interests of Becker CPA Review Course Ltd., a California limited partnership, all as contemplated by the Agreement Regarding Purchase of Partnership Interests, among DeVry, the Becker Subsidiaries and other parties thereto.

     "Benefit Plan" shall mean any employee benefit plan which is subject to the provisions of Title IV of ERISA and which is, or was at any time, during the five preceding years, maintained for employees of Borrower, any Subsidiary or any ERISA Affiliate, other than a Multiemployer Plan.

     "Borrower" shall have the meaning set forth in the preamble hereto.

     "Business Day" shall mean any day excluding (i) Saturday,
(ii) Sunday and (iii) any day which is a holiday under the laws of the State of Illinois; and with respect to Eurodollar Rate Loans, means such a day on which dealings are carried on in the London Interbank Market.

     "Canadian Letters of Credit" shall mean Letters of Credit issued by the Agent for the account or benefit of DeVry Canada.

     "Capital Expenditures" shall mean, for any period, (i) the aggregate of all expenditures (when paid in cash or, if earlier, accrued as liabilities), other than with respect to capitalized leases, made by DeVry and its Subsidiaries during such period that, in conformity with GAAP, are required to be included in the property, plant, equipment or similar fixed facilities accounts on the consolidated balance sheet of DeVry minus (ii) any such expenditures referred to in clause (i) of this definition which were made in connection with the maintenance, preservation, replacement or restoration of assets to the extent such expenditures were financed from insurance or other proceeds paid on account of the loss of or damage to the assets being replaced or restored or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

     "CERCLA" shall mean the Comprehensive Environmental Response
Compensation and Liability Act of 1980, as amended.

     "Conditions Precedent" shall have the meaning ascribed to such term in Paragraph 17.

     "Consolidated Net Income" shall mean, for any period, the consolidated net income of DeVry and the Subsidiaries for such period; provided, however, that any write-off or other charge against income relating to (i) an intangible or other asset excluded from the calculation of Consolidated Tangible Net Worth,
(ii) deferred financing costs in connection with indebtedness hereunder and (iii) repurchase of interest rate protection agreements, currency exchange agreements or similar agreements, shall not be charged against consolidated net income for such period.

     "Consolidated Subsidiary" means, at any date, any Subsidiary or other entity (including, if applicable, the Exempt Entities) the accounts of which, in accordance with GAAP consistently applied, would be consolidated with those of DeVry in its consolidated financial statements as of such date.

     "Consolidated Tangible Net Worth" shall mean, with respect to DeVry and the Subsidiaries on a consolidated basis at any date, stockholders' equity minus, without duplication, all items which would properly be classified as intangible assets of DeVry and its Subsidiaries under GAAP, including deferred charges such as unamortized debt discount and expenses, organization costs and research and development costs.

     "Debt Coverage Ratio" shall mean the ratio, calculated as of the last day of each Fiscal Quarter, of (i) the average daily aggregate Indebtedness (excluding all Indebtedness to the extent consisting of items described in clause (iii) of the definition of "Indebtedness") of DeVry and its Subsidiaries for the then ending Fiscal Quarter to (ii) the difference of (a) EBITDA for the then ending and three immediately preceding Fiscal Quarters less (b) $3,500,000.

     "Default" shall mean any event which through the passage of time or the giving of notice or both would mature into an Event of Default.

     "DeVry" shall mean DEVRY INC., a Delaware corporation.

     "DeVry Canada" shall mean DeVry Canada Inc., a Canadian corporation.

     "EBIT" shall mean DeVry's Consolidated Net Income before deducting interest expense (including, without limitation, any imputed interest attributable to capitalized leases), Fee
Expenses and taxes.

     "EBITDA" shall mean DeVry's Consolidated Net Income before deducting interest expense (including, without limitation, any imputed interest attributable to capitalized leases), Fee
Expenses, taxes, depreciation and amortization and other non-cash charges.

     "Eligible Assignee" shall mean any commercial bank.

     "ERISA" shall mean the Employee Retirement Income Security
Act of 1974.

     "ERISA Affiliate" shall mean (i) a corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the Internal Revenue Code) as Borrower, DeVry or any Subsidiary; (ii) a trade or business which is under common control (within the meaning of section 414(c) of the Internal Revenue Code) with Borrower, DeVry or any Subsidiary; and (iii) an organization which is a member of the same affiliated service group (within the meaning of section 414(m) of the Internal Revenue Code) as Borrower, DeVry or any Subsidiary, or corporation or trade or business described in clause (i) or (ii) hereof.

     "Eurodollar Interest Period" shall mean any interest period applicable to a Eurodollar Rate Loan, as determined pursuant to Paragraph 3(G).

     "Eurodollar Interest Rate Determination Date" shall mean each date on which the Eurodollar Rate is calculated for purposes of determining the interest rate with respect to a Eurodollar Interest Period, which date shall be the second Business Day prior to the first day of the related Eurodollar Interest Period for a Eurodollar Rate Loan.

     "Eurodollar Rate" shall mean, for any Eurodollar Interest Period, a per annum rate of interest obtained by dividing (i) the rate of interest determined by the per annum rate at which deposits in U.S. Dollars are offered by the principal office of BAI in London to major banks in the London interbank market at 11:00 A.M. (London time) on the Eurodollar Interest Rate Determination Date for a period equal to such Eurodollar Interest Period and in an amount substantially equal to the amount of the

Eurodollar Rate Loan requested by Borrower, by (ii) a percentage equal to 100% minus the Eurodollar Reserve Percentage for such Eurodollar Interest Period.

     "Eurodollar Rate Loans" shall mean those Loans outstanding which bear interest at a rate based upon the Eurodollar Rate as provided in Paragraph 3(A).

     "Eurodollar Reserve Percentage" shall mean, for any Eurodollar Interest Period, that percentage (expressed as a decimal) which is in effect during such Eurodollar Interest Period (or, if more than one such percentage shall be in effect during such period, the daily average of such percentages for those days during such period on which any such percentage shall be in effect), as prescribed by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in Chicago, Illinois of that class of member banks of which Agent is a member in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of Agent to United States residents). The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Event of Default" shall mean any of the events listed in Paragraph 19.

     "Exempt Entities" shall mean, collectively: (i) Becker C.P.A. Review (Isreal) Limited, an Israeli corporation; (ii) Newton Becker Limited, a Hong Kong corporation; (iii) DeVry Institute of Technology, Inc., a Delaware corporation; (iv) Missouri Institute of Technology, Inc., a Missouri corporation; and (v) Provost & Associates, Inc., an Illinois corporation.

     "Existing Agreement" shall have the meaning set forth in the recitals hereto.

     "Existing L/Cs" shall have the meaning ascribed to such term in Paragraph 2(A).

     "Federal Funds Effective Rate" shall mean, for any day, an interest rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by BAI from three federal funds brokers of recognized standing selected by it. In the case of a day which is not a Business Day, the Federal Funds Effective Rate for such day shall be the Federal Funds Effective Rate for the next preceding Business Day.

     "Fee Expenses" shall mean all commitment fees, Agent's fees and letter of credit fees paid or owed by Borrower pursuant to Paragraph 4.

     "Financials" shall have the meaning ascribed to such term in Paragraph 11(B).

     "Fiscal Quarter" shall mean a calendar quarter.

     "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of DeVry's (i) EBIT, plus lease expense included in determining net earnings (excluding, however, lease expenses for student housing leases for terms of less than 18 months), plus the aggregate cash proceeds of sales and other dispositions of DeVry's or Subsidiaries' assets, plus federal income tax refunds received by DeVry arising from losses of DeVry and its Affiliates from prior periods to (ii) interest expense and Fee Expenses plus lease expense included in determining net earnings (excluding, however, lease expenses for student housing leases for terms of less than 18 months).

     "GAAP" shall have the meaning ascribed to such term in Paragraph l(D).

     "Governmental Authority" shall mean any nation or government, any state, province or other political subdivision thereto and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government, nation, state, province or political subdivision thereof.

     "Guaranty" shall mean a guaranty in substantially the form of Exhibit D hereto.

     "Indebtedness" shall mean all of Borrower's obligations and liabilities to any Person, including all debts, claims and indebtedness, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable, however evidenced, created, incurred, acquired or owing and however arising, whether under written or oral agreement, operation of law, or otherwise. Indebtedness includes, without limitation,
(i) the Obligations; (ii) obligations and liabilities of any

Person secured by a lien, claim, encumbrance, or security interest upon property owned by Borrower, even though Borrower has not assumed or become liable for the payment therefor; and
(iii) obligations or liabilities created or arising under any lease of real or personal property, or conditional sales contract or other title retention agreement with respect to property used and/or acquired by Borrower, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property.

     "Indemnified Liabilities" shall have the meaning ascribed to such term in Paragraph 22(D).

     "Indemnified Parties" shall have the meaning ascribed to such term in Paragraph 22(D).

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986.

     "Investment" shall mean, with respect to any Person, (i) any loan or advance made by such Person to another Person, (ii) any purchase or other acquisition of any capital stock, obligations or other securities of, or equity interest in, another Person (including the acquisition of capital stock or other equity interest in connection with the foundation of such Person), or
(iii) any capital contribution to or other investment in or acquisition of any interest in another Person.

     "L/C Documents" shall mean all Letters of Credit and all applications, reimbursement agreements, security agreements, certificates, written draws, agreements, documents, correspondences and instruments in any way related to such Letters of Credit.

     "Lenders" shall have the meaning set forth in the preamble hereto.

     "Letter of Credit" shall mean the Existing L/C's and each other letter of credit issued by Agent for the account of Borrower or DeVry Canada hereunder.

     "Loan Documents" shall mean all agreements, instruments and documents, including security agreements, loan agreements (including this Agreement and the L/C Documents) notes, guarantees (including any Guaranty), mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leasehold mortgages, financing statements and all other written matter whether heretofore, now or hereafter executed by or on behalf of Borrower or any other Person and delivered to Agent or any Lender pursuant to this

Agreement or in connection with the transactions related hereto or contemplated hereby, together with all agreements and documents executed and delivered in connection therewith.

     "Loans" shall mean the Revolving Loan and each advance or component thereof consisting of a Base Rate or a Eurodollar Rate
Loan.

     "Multiemployer Plan" shall mean a "multiemployer plan" as defined in section 4001(a)(3) of ERISA which is, or was at any time during the five preceding years, maintained for employees of Borrower, DeVry, any Subsidiary or any ERISA Affiliate.

      "Notice of Borrowing" shall have the meaning ascribed to such term in Paragraph 2(B).

     "Notice of Conversion or Continuation" shall have the meaning ascribed to such term in Paragraph 3(D).

     "Notice of Issuance" shall have the meaning ascribed to such term in Paragraph 2(F).

     "Obligations" shall mean and include all loans, advances, debts, liabilities, obligations, covenants and duties owing by Borrower to Agent or any Lender of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, whether arising under or with respect to this Agreement, any of the other Loan Documents or under any other agreement, instrument or document, whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a Letter of Credit, loan, guaranty, interest rate protection agreement, currency exchange agreement, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, arising before or after the filing of a petition in bankruptcy by or on behalf of Borrower, now existing or hereafter arising and however acquired any reimbursement obligations, and any other liabilities hereafter arising and owing to Agent in connection with the issuance of Letters of Credit. The Obligations include all interest, charges, expenses, fees, Attorneys' Fees and any other sums chargeable to Borrower under this Agreement, any of the Loan Documents or any other agreement with Agent or any Lender.

     "Percentage" shall mean, as to any Lender, such Lender's percentage set forth against its name on the signature pages hereof or, if such Lender has executed an Assignment, its percentage set forth therein or, if such Lender has executed more than one Assignment, the most recent thereof.

     "Person" shall mean and include any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, provincial county, city, municipal, or otherwise, including any instrumentality, division, agency, body or department thereof).

     "Plan" shall mean any employee benefit plan defined in
section 3(3) of ERISA other than a Multiemployer Plan or any employee welfare benefit plan which is maintained pursuant to a collective bargaining agreement to which two or more unrelated employers contribute and in respect of which Borrower, DeVry or and Subsidiary or any ERISA Affiliate is an "employer" as defined in section 3(5) of ERISA.

     "Quarterly Payment Date" shall mean each February 1, May 1,
August 1 and November 1, commencing August 1, 1996.

     "Reference Rate" shall mean, at any time and from time to time, the rate per annum then most recently announced by BAI at its head office as its reference rate. The Reference Rate is not necessarily intended to be the lowest rate of interest determined by BAI in connection with extensions of credit.

     "Register" shall have the meaning ascribed to such term in Paragraph 22(K)(c).

     "Required Lenders" shall mean Lenders whose aggregate
Percentages are at least sixty-six and two-thirds percent
(66-2/3%).

     "Restatement Date" shall have the meaning set forth in the preamble hereto.

     "Revolving Loan" shall have the meaning ascribed to such term in Paragraph 2(A).

     "Revolving Loan Maximum Commitment" shall mean Eighty-Five
Million Dollars ($85,000,000).

     "Semester" shall mean an academic period, consisting of approximately seventeen (17) weeks, including any associated administrative periods and holidays, as to which Borrower shall have given Agent written notice reasonably promptly following Borrower's announcement of the academic calendar which includes such academic period. A Semester shall be deemed to begin on the first day of classes in an academic period and end on the day prior to the commencement of classes in the subsequent academic period.

     "Special Purpose Subsidiary" means any Subsidiary: (1) of which Borrower owns, directly all of the issued and outstanding voting stock, general partner's interests or other equity interests having ordinary voting power to elect the board of directors or other managers of such; (2) which has executed and delivered to the Agent for the benefit of the Lenders a Guaranty; and (3) which has been designated in writing by the Borrower to the Agent and the Lenders as a "Special Purpose Subsidiary".

     "Subsidiary" shall mean any corporation or other entity of which more than fifty percent (50%) of the outstanding capital stock or ownership interest having ordinary voting power to elect a majority of the board of directors or other management body of such corporation or other entity (irrespective of whether at the time stock of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by DeVry, including, without limitation, Borrower; provided, that in no event shall "Subsidiary" include the Exempt Entities.

     "Termination Date" shall have the meaning ascribed to such term in Paragraph 18(A).

     (B) Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the other Loan Documents including each Notice of Borrowing, Notice of Continuation or Conversion and any other notice or communication delivered from time to time in connection with this Agreement or any other Loan Document.

     (C)  Interpretation.  In this Agreement and each other Loan
Document, unless a clear contrary intention appears:

          (a) the singular number includes the plural number and vice versa;

          (b) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

          (c)  reference to any gender includes each other gender;

          (d) reference to any agreement (including this Agreement and the Schedules and Exhibits hereto), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

          (e) reference to any applicable law means such applicable law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

          (f) unless the context indicates otherwise, reference to any Paragraph, Schedule or Exhibit means such Paragraph hereof or Schedule or Exhibit hereto;

          (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Paragraph or other provision hereof;

          (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

          (i) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

     (D) Accounting Terms. For purposes of this Agreement and the other Loan Documents, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with generally accepted accounting principles ("GAAP"), from time to time in effect, unless a clear contrary intention appears and, where appropriate, reference to DeVry shall be deemed a reference to DeVry and its Subsidiaries on a consolidated basis.

     2.   LOANS AND LETTERS OF CREDIT.

     (A) Revolving Loan. Borrower acknowledges that set forth on Exhibit E is a true and complete listing of all "Letters of Credit" (as defined in the Existing Agreement); such Letters of Credit being referred to herein as the "Existing L/C's." From time to time before the Termination Date, each Lender severally and for itself alone shall make advances (such advances of all Lenders, in the aggregate, being hereinafter referred to as the "Revolving Loan") to or for the benefit of Borrower on a revolving credit basis in such Lender's Percentage of such aggregate amounts as Borrower may from time to time request. The aggregate outstanding principal amount of the Revolving Loan, when added to the aggregate undrawn face amount of any outstanding Letters of Credit (together with any reimbursement obligations of Borrower with respect to such Letters of Credit), may aggregate, but shall not exceed at any one time outstanding the Revolving Loan Maximum Commitment then in effect. The Revolving Loan shall be evidenced by a promissory note executed by Borrower and made payable to the order of Agent in the form of Exhibit A (the "Revolving Note") and, subject to the terms and provisions of the Revolving Note and this Agreement, shall be due and payable on the Termination Date, unless no principal balance of the Revolving Loan is then outstanding.

     (B) Notice of Borrowing. Whenever Borrower desires to borrow under Paragraph 2(A), it shall deliver to Agent (who will promptly inform Lenders of the substance thereof) a written notice containing the original signature of an authorized officer or employee of Borrower ("Notice of Borrowing") substantially in the form of Exhibit B (i) no later than 10:00 a.m. (Chicago time) on the proposed date of disbursement of such borrowing, in the case of a borrowing of Base Rate Loans and (ii) no later than 10:00 a.m. (Chicago time) at least three (3) Business Days in advance of the proposed date of disbursement of such borrowing, in the case of a borrowing of Eurodollar Rate Loans. The Notice of Borrowing shall specify (a) that such proposed borrowing is an advance of the Revolving Loan, (b) the proposed date of disbursement of such proposed borrowing, (c) the amount of such proposed borrowing, (d) whether the proposed borrowing will be a Base Rate Loan or Eurodollar Rate Loan and (e) in the case of a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering the above described Notice of Borrowing, Borrower may give Agent (who will promptly inform Lenders of the substance thereof) telephonic notice of the request within the required time of any proposed borrowing under this Paragraph 2(B) provided that such notice is confirmed in writing by delivery to Agent promptly (but in no event later than the proposed date of disbursement of such borrowing) of a Notice of Borrowing. In the event such written confirmation is not delivered to Agent on or before the proposed date of disbursement, no Lender shall have any obligation to disburse such requested Loan. Subject to the terms of this Agreement, each proposed borrowing shall be made on the proposed date of disbursement of such borrowing. On such date of disbursement, each Lender shall deposit with Agent same day funds, at or before 12:00 noon (Chicago time), in an amount equal to such Lender's Percentage of such borrowing, such deposit to be made to such account as Agent shall specify from time to time to Lenders. After timely receipt of such funds, Agent shall, at or before 2:00 p.m. (Chicago time), make such funds available to Borrower by depositing such funds in an account maintained by Borrower with Agent for such purpose. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan. Prior to the initial advance of the Revolving Loan after the Restatement Date, Borrower shall notify Agent in writing of the names of the officers and employees authorized to request borrowings on behalf of Borrower and shall provide Agent with a specimen signature of each such officer. Agent and each Lender shall be entitled to rely conclusively on such officers' and employees' authority to request borrowings on behalf of Borrower until Agent receives written notice to the contrary. Neither Agent nor any Lender shall have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a borrowing, shall have no duty to verify the identity of any Person representing himself or herself as one of the officers or employees authorized to make such request on behalf of Borrower. Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any notice referred to above which Agent or such Lender believes in good faith to have been given by a duly authorized officer or employee authorized to act on behalf of Borrower or for otherwise acting in good faith under this Paragraph 2(B) and, upon disbursement of Loans in accordance with this Agreement pursuant to any such notice, Borrower shall have effected a borrowing of loans hereunder. Any Notice of Borrowing pursuant to this Paragraph 2(B) shall be irrevocable and Borrower shall be bound to make a borrowing in accordance therewith.

     (C) Loan Account. Agent shall maintain a loan account on its books in which shall be recorded (i) all Loans made to Borrower by Lenders pursuant to this Agreement, (ii) all payments made by Borrower on all such Loans and (iii) all other appropriate debits and credits as provided in this Agreement, including those for all fees, charges, expenses and interest.
All entries in such loan account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Subject to the terms of Paragraph 5, Borrower promises to pay the amount reflected as owing by it under such loan account and all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement or the other Loan Documents.

     (D) Prepayments. Borrower may, at any time, prepay any or all of the outstanding principal portion of the Obligations in increments of $500,000, without penalty or premium, other than the payment of any amounts owing pursuant to Paragraph 3(E) or 3(K); provided, that any prepayment of all of the outstanding principal portion of the Obligations need not be in an increment of $500,000; provided, further, that on the Restatement Date the Borrower may make a one-time prepayment of the Outstanding Revolving Loans in any amount of up to $50,000. Each such voluntary prepayment shall be applied as specified by Borrower to Agent at the time of such prepayment or, if Borrower fails to so specify the application thereof, as specified by the Agent to the outstanding principal balance of the Revolving Loan.

     (E) Voluntary Reduction or Termination of the Revolving Maximum Loan Commitment. The Borrower may from time to time prior to the Termination Date on at least five (5) Business Days' prior written notice received by the Agent (which shall promptly advise each Lender thereof) permanently reduce the amount of the Revolving Loan Maximum Commitment (such reduction to be pro rata among the Lenders according to their respective Percentages) to an amount not less than the aggregate unpaid principal amount of the Revolving Loan plus the aggregate undrawn face amount of all outstanding Letters of Credit (together with any reimbursement obligations of the Borrower with respect to such Letters of Credit) then outstanding. Any such reduction shall be in an aggregate amount of $1,000,000 or an integral multiple thereof. Subject to the requirements of Paragraph 20(B), the Borrower may at any time on like notice prior to the Termination Date terminate the Revolving Loan Maximum Commitment upon payment in full of the Revolving Loans and other obligations of the Borrower hereunder pertaining to the Revolving Loans.

     (F) Letters of Credit; Reimbursement Obligations. Whenever Borrower desires a Letter of Credit, it shall deliver to Agent (who will promptly inform Lenders of the substance thereof) a written notice on an appropriate form of application and containing the original signature of an authorized officer or employee of Borrower ("Notice of Issuance") no later than 10:00 a.m. at least three (3) Business Days in the case of any Letter of Credit other than a Canadian Letter of Credit and at least five (5) Business Days in the case of any Canadian Letter of Credit in advance of the proposed date of issuance. The Notice of Issuance shall specify the amount, beneficiary and other material terms of the proposed Letter of Credit. In lieu of delivery of the above-described Notice of Issuance, Borrower may give Agent (who will promptly inform Lenders of the substance thereof) telephonic notice of the request within the required time of any proposed Letter of Credit under this Paragraph 2(F) provided that such notice is confirmed in writing by delivery to Agent promptly (but in no event later than the proposed date of issuance of such Letter of Credit). Subject to the terms of this Agreement, Agent shall issue the requested Letter of Credit on the proposed date of issuance. Effective immediately on such issuance, and without any further or other act by Agent or any Lender, each Lender will be deemed to have purchased a pro rata undivided interest according to their respective Percentages in all Agent's right, title and interest in, under and to such Letter of Credit including any Canadian Letter of Credit, including Agent's obligations thereunder and Borrower's obligations to reimburse Agent with respect thereto, and each

Lender shall, to the extent of its respective Percentage, be responsible to promptly reimburse Agent for any and all payments made by Agent under such Letter of Credit not theretofore reimbursed by Borrower as provided herein. Borrower hereby agrees and acknowledges that any payments made by Agent to any beneficiary of any such Letter of Credit shall constitute advances of the Revolving Loan to Borrower and shall be originally made as Base Rate Loans, which Loans are hereby irrevocably authorized and directed by Borrower. Borrower's obligation to repay Revolving Loans made in accordance with this Paragraph 2(F) shall be unconditional regardless of (i) any lack of validity or enforceability of any L/C Document; (ii) any amendment or waiver of or consent to or departure from, any of the terms of any L/C Document; (iii) the existence of any claim, setoff, defense or other right which Borrower or any Affiliate of Borrower may have at any time against any issuer or beneficiary of any Letter of Credit; (iv) evidence that any L/C Document proves to be forged, fraudulent, invalid or insufficient in any respect or that any statement therein is untrue or inaccurate in any respect, regardless of whether or how such facts or alleged facts are brought to the attention of Agent; (v) payment by the issuer of any Letter of Credit against presentation of a written demand or certificate which does not comply with the terms of such Letter of Credit, except to the extent of the Letter of Credit issuer's gross negligence or willful misconduct with respect to any of the foregoing or (vi) the fact that a Default or an Event of Default has occurred or is continuing. The Agent shall not have any obligation to inquire with respect to the truthfulness or accuracy of any communication delivered by any beneficiary of a Letter of Credit to Agent.

     (G) Allocation. All payments by Borrower pursuant to this Agreement or any other Loan Document, whether in respect of principal of or interest on Loans, shall be made by Borrower to Agent for the account of Lenders pro rata according to their respective Percentages. The payment of all fees referred to in Paragraph 4(A) shall be made by the Borrower to the Agent for the account of the Lenders entitled thereto pro rata according to their respective Percentages. The payment of all fees referred to in Paragraph 4(B) shall be made to Agent for its own account. All other amounts payable to Agent or any Lender under this Agreement or any other Loan Document shall be paid to Agent for the account of the Person entitled thereto.

     3.   INTEREST ON THE LOANS.

     (A) Rate of Interest. All Loans shall be either Base Rate Loans or Eurodollar Rate Loans. To the extent past due, all fees described in Paragraph 4 and all other liquidated Obligations shall constitute principal and shall bear interest hereunder. The outstanding principal balance of all Obligations other than Loans shall bear interest from the date such Obligations become past due until paid in full at a per annum rate equal to the sum of the Base Rate in effect from time to time plus one percent (1.0%). Borrower shall determine whether the Loans shall bear interest determined by reference to the Base Rate or the Eurodollar Rate at the time a Notice of Borrowing is given by the Borrower pursuant to Paragraph 2(B) or at the time a Notice of Conversion or Continuation is given by Borrower pursuant to Paragraph 3(D), as the case may be. To the extent any Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the applicable rate of interest, then that Loan shall be a Base Rate Loan and shall bear interest at a rate determined by reference to the Base Rate. The Loans shall bear interest, except as otherwise provided in Paragraph 3(D), as follows:

          (i) If a Base Rate Loan, then at a per annum rate equal to the sum of the Base Rate plus the Applicable Margin in effect from time to time; and

          (ii) If a Eurodollar Rate Loan, then at a per annum rate equal to the sum of the Eurodollar Rate for the applicable
     Eurodollar Interest Period plus the Applicable Margin.

     (B) Interest Payments and Computation. Interest accrued on all Base Rate Loans and other Obligations outstanding in any calendar quarter shall be payable, in arrears, on each Quarterly Payment Date. Interest accrued on all Eurodollar Rate Loans shall be payable, in arrears, on the last day of the applicable Eurodollar Interest Period (and if such Interest Period exceeds three months on the ninetieth day of such Interest Period). Interest on all Eurodollar Rate Loans shall be computed on the basis of a year of 360 days and on all Base Rate Loans shall be computed on the basis of a year of 365 or, where applicable, 366 days and on all Loans shall be computed for the actual number of days elapsed in the period during which interest accrues. In computing interest on any Loan or principal portion of the obligations, the date of the making of the Loan, the date on which such other Obligations become past due or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded; provided that if a repayment of any Loan or principal portion of other obligations is received by Agent after 11:00 a.m. (Chicago time), then the date of payment shall be included in computing interest on such Loan or principal portion of other Obligations.

     (C) Default Interest. Notwithstanding the rates of interest specified in Paragraph 3(A), effective immediately upon the occurrence of an Event of Default described in Paragraph 19(A), (D) (under clause (i) or clause (ii), but, in the latter of which cases, only if an acceleration has occurred), (E), (G),
(H), (I), (J), (K) or (L) or an Event of Default by reason of Borrower's breach of any covenant contained in Paragraph 16, and for as long thereafter as any such Event of Default shall be continuing, the principal balance of all Loans and other obligations then outstanding shall bear interest at a rate which is two percent (2%) per annum in excess of the rate of interest otherwise payable under this Agreement.

     (D) Conversion or Continuation. Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Loans in a minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount from a Base Rate Loan to a Eurodollar Rate Loan; (ii) to convert all or any part of the outstanding Eurodollar Rate Loans in a minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount from a Eurodollar Rate Loan to a Base Rate Loan on the expiration date of a Eurodollar Interest Period applicable thereto; or (iii) upon the expiration of any Eurodollar Interest Period applicable to a Eurodollar Rate Loan, to continue all or any portion of a Eurodollar Rate Loan in a minimum amount of $500,000 and integral multiples of $500,000 in excess of that amount as a Eurodollar Rate Loan, and the succeeding Eurodollar Interest Period(s) of such continued Loan shall commence on the expiration date of the Eurodollar Interest Period applicable thereto; provided, that, except pursuant to Paragraph 3(N), no outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan when any Event of Default or Default has occurred and is continuing.

     In the event Borrower shall elect to convert or continue a Loan under this Paragraph 3(D), Borrower shall deliver to Agent (who shall promptly inform Lenders of the substance thereof) a written notice containing the original signature of an authorized officer or employee of Borrower ("Notice of Conversion or Continuation") (i) no later than 10:00 a.m. (Chicago time) at least two (2) Business Days in advance of the proposed conversion date in the case of a conversion to a Base Rate Loan, and (ii) no later than at least three (3) Business Days in advance of the proposed conversion or continuation date in the case of a conversion to, or a continuation of, a Eurodollar Rate Loan. A Notice of Conversion or Continuation shall specify (a) the proposed conversion or continuation date (which shall be a Business Day), (b) the amount of the Loans to be converted or continued, (c) the nature of the proposed conversion or continuation, and (d) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. In lieu of delivering the above-described Notice of Conversion or Continuation, Borrower may give Agent (who shall promptly inform Lenders of the substance thereof) telephonic notice within the required time of any proposed conversion or continuation under this Paragraph 3(D) provided that such notice is confirmed in writing by delivery to Agent promptly (but in no event later than the proposed conversion or continuation date) of a Notice of Conversion or Continuation. In the event such written confirmation is not delivered to Agent on or before the proposed date of disbursement, neither Agent nor any Lender shall have any obligation to convert or continue such requested Loan.

     The officers and employees of Borrower authorized to request a borrowing on behalf of Borrower pursuant to Paragraph 2(B) shall also be authorized to request a conversion or continuation hereunder on behalf of Borrower and Agent and each Lender shall be entitled to rely conclusively on such officers' and employees' authority until Agent is notified to the contrary in writing. Neither Agent nor any Lender shall have any duty to verify the authenticity of the signature appearing on any written Notice of Conversion or Continuation and, with respect to an oral request therefor, neither Agent nor any Lender shall have any duty to verify the identity of any person representing himself or herself as one of the officers or employees authorized to make such request. Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any such notice referred to above which Agent or such Lender believes in good faith to have been given by a duly authorized officer or employee authorized to act on behalf of Borrower or for otherwise acting in good faith under this Paragraph 3(D) and, upon conversion or continuation by Agent or such Lender in accordance with this Agreement pursuant to any such notice, Borrower shall have effected the conversion or continuation of Loans hereunder.

     Any Notice of Conversion or Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) shall be irrevocable and Borrower shall be bound to convert or continue in accordance therewith.

     (E)  Increased Costs; Legal Restrictions.  In the event that
(a) any law, treaty, rule, regulation, guideline or determination of a court or Governmental Authority or any change therein or interpretation or application thereof by a court or Governmental Authority, enacted or announced after the date hereof (including enactments of amendments to existing laws, treaties, rules, regulations or guidelines), or (b) compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority or quasi-governmental authority, enacted or announced after the date hereof (including enactments of amendments to existing laws, treaties, rules, regulations or guidelines):

          (i) does or will subject any Lender (or its applicable lending office or any Affiliate of such Lender) to any tax, duty or other charge of any kind which such Lender reasonably determines to be applicable to this Agreement, the Loans or the Obligations, or changes the basis of taxation of payments to such Lender of principal, fees, interest, or any other amount payable hereunder (except for changes in the rate of taxes imposed on or measured by the overall net income of such Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any Affiliate of such Lender by any foreign country or subdivision thereof in which that Affiliate is doing business); or

          (ii) does or will impose, modify, or hold applicable any reserve, special deposit, compulsory loan, FDIC insurance, capital allocation or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, any Lender or any applicable lending office of such Lender or any Affiliate of such Lender; or

          (iii) does or will impose on any Lender or any Affiliate of such Lender any other condition materially more burdensome in nature, extent or consequence than those in existence as of the Restatement Date;

and the result of any of the foregoing is to increase the cost to such Lender or any Affiliate of such Lender of making, renewing or maintaining the Loans, or any commitment to make such Loans or, in the case of such Affiliate, issuing or maintaining any Canadian Letter of Credit; then, in any such case, Borrower shall promptly pay to Agent for the account of such Lender or such Affiliate, upon demand, such amount or amounts as may be necessary to compensate such Lender or such Affiliate, for any such additional cost incurred; provided, however, that Borrower shall have no obligations to pay such Lender for any of the foregoing increased costs to the extent they may relate to Base Rate Loans to the extent that the reserve and FDIC insurance requirements are reflected in such definition of "Base Rate" or Eurodollar Rate Loans to the extent that the reserve requirements are reflected in the definition of "Eurodollar Rate." Each Lender and each Affiliate of any Lender shall deliver to the Borrower a written statement of the losses or expenses sustained or incurred, and any reasonable allocation made by such Lender or such Affiliate of such losses and expenses shall be conclusive, absent manifest error.

     (F)  Amount of Eurodollar Rate Loans.  Each Eurodollar Rate
Loan shall be for a minimum amount of $500,000 and in integral multiples of $500,000 in excess of that amount.

     (G) Determination of Eurodollar Interest Period. By giving notice as set forth in Paragraphs 2(B) or 3(D), Borrower shall have the option, subject to the other provisions of this Paragraph 3, to specify whether the Eurodollar Interest Period commencing on any such date shall be a one-month, two-month, three-month, six-month or, if in the reasonable judgment of Agent determined to be available to Lenders, twelve-month period. The determination of Eurodollar Interest Periods shall be subject to the following provisions:

          (i)  In the case of immediately successive Eurodollar
     Interest Periods, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires.

          (ii) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, the Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day; provided, that if any such Eurodollar Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in that month, that Eurodollar Interest Period shall expire on the immediately preceding Business Day.

          (iii) The Borrower may not select a Eurodollar Interest Period for any Loan the last day of which shall occur later than the Termination Date.

          (iv)  There shall be no more than five (5) Eurodollar
     Interest Periods in effect at any one time.

     (H) Substituted Rate of Borrowing. In the event that on any Eurodollar Interest Rate Determination Date the Required Lenders with respect to clause (i) hereof or any Lender with respect to clause (ii) hereof shall have determined (which determination shall be binding upon the parties hereto, absent manifest error) that:

          (i) by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market or affecting the position of such Lender or any Affiliate of such Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed; or

          (ii) by reason of (a) any change after the Restatement Date in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) other circumstances affecting such Lender or any Affiliate of such Lender or the interbank Eurodollar market or the position of such Lender or any Affiliate of such Lender in such market (such as, for example, but not limited to official reserve requirements required by Regulation D of the Federal Reserve Act to the extent not given effect in the Eurodollar Rate), the Eurodollar Rate shall not represent the effective pricing to such Lender or such Affiliate for U.S. Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, such Lender shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Borrower of such determination. In each such event, Borrower shall pay to Agent for the account of such Lender, upon written demand thereof, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall reasonably determine) as shall be required to cause such Lender to receive interest with respect to its Eurodollar Rate Loans for the Eurodollar Interest Period then in effect and for the Eurodollar Interest Period following that Eurodollar Interest Rate Determination Date (such Interest Periods being each an "Affected Interest Period") at a per annum rate equal to the sum of one and one-eighth percent (1.125%) plus the effective pricing to such Lender for U.S. Dollar deposits to make or maintain its Eurodollar Rate Loans. A certificate as to additional amount or amounts owed such Lender, showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Borrower by such Lender shall, absent manifest error, be presumptively correct and binding upon each of the parties hereto.

     (I) Required Termination and Prepayment. In the event that on any date any Lender shall have reasonably determined (which determination shall, absent manifest error, be final and conclusive and binding upon each of the parties hereto) that the making or continuation of its Eurodollar Rate Loans has become unlawful by compliance by such Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, such Lender shall promptly give notice (by telephone confirmed in writing) to Borrower of that determination. The obligation of such Lender to make or maintain its Eurodollar Rate Loans during any such period shall be terminated at the earlier of the termination of the Eurodollar Interest Period then in effect or when required by law and Borrower shall, no later than the termination of the Eurodollar Interest Period in effect at the time any such determination pursuant to this Paragraph 3(I) is made or, earlier, when required by law, repay Agent for the account of such Lender the Eurodollar Rate Loans of such Lender, together with all interest accrued thereon.

     (J) Option of Borrower. In lieu of paying any Lender such additional moneys as are required by Paragraph 3(H) or the prepayment required by Paragraph 3(I), Borrower may, by giving notice (by telephone confirmed promptly in writing) to Agent and such Lender, require such Lender to make the Eurodollar Rate Loan then being requested as a Base Rate Loan or to continue to maintain the outstanding Base Rate Loan then the subject of a Notice of Conversion or continuation as a Base Rate Loan or to convert the Eurodollar Rate Loans then outstanding that are so affected into Base Rate Loans at the end of the then current Eurodollar Interest Period (or at such earlier time as repayment is otherwise required) in the manner contemplated by Paragraph 3(D).

     (K) Compensation; Breakage Fees. In addition to such amounts as are required to be paid by Borrower pursuant to Paragraphs 3(A) and 3(E), Borrower shall compensate each Lender upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts), for all losses, expenses and liabilities, including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain Eurodollar Rate Loans to Borrower which such Lender may sustain (i) if for any reason a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Notice of Borrowing (including such Lender's failure to fund its initial Loans hereunder by reason of any Conditions Precedent having not been satisfied by the proposed date of disbursement described in the Notice of Borrowing pertaining to such initial Loans) or a Notice of Conversion or Continuation or in a telephonic request for borrowing or conversion or continuation (including such Lender's failure to fund, convert or continue a Loan by reason of Borrower's failure to deliver to Agent on or before the proposed date of disbursement, conversion or continuation, as the case may be, a written confirmation of such telephonic request for borrowing, conversion or continuation as provided in Paragraphs 2(B) and 3(D), respectively) or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Paragraphs 2(B) or 3(D),
(ii) if any prepayment of any Eurodollar Rate Loan occurs for any reason on a date which is not the last day of a Eurodollar Interest Period, (iii) as a consequence of any required conversion of a Eurodollar Rate Loan to a Base Rate Loan as a result of any the events indicated in Paragraph 3(I), and (iv) as a consequence of any other default by Borrower to repay Eurodollar Rate Loans when required by the terms of this Agreement.

     (L) Eurodollar Rate Taxes; Indemnification. Borrower agrees that:

          (i) Borrower will pay, prior to the date on which penalties attach thereto, all income, stamp and other taxes, levies, or costs and charges whatsoever hereafter imposed, assessed, levied or collected on or in respect of a Loan solely as a result of the interest rate being determined by reference to the Eurodollar Rate and/or the provisions of this Agreement relating to the Eurodollar Rate and/or the recording, registration, notarization or other formalization of any of the foregoing and/or any payments of principal, interest or other amounts made on or in respect of a Loan when the interest rate is determined by reference to the Eurodollar Rate (all such taxes, levies, costs and charges being herein collectively called "Eurodollar Rate Taxes"); provided that Eurodollar Rate Taxes shall not include taxes imposed on or measured by the overall net income of any Lender by the United States of America or any political subdivision or taxing authority thereof or therein, or taxes on or measured by the overall net income of any Affiliate of any Lender by any foreign country or subdivision thereof in which that Affiliate is doing business. Borrower shall also pay such additional amounts equal to increases in taxes payable by any Lender described in the foregoing proviso which increases are attributable to payments made by Borrower described in this sentence and in the immediately preceding sentence of this Paragraph 3(L)(i). Promptly after the date on which payment of any such Eurodollar Rate Tax is due pursuant to applicable law, the Borrower will, at the request of any Lender, furnish to such Lender evidence, in form and substance satisfactory to such Lender that Borrower has met its obligation under this Paragraph 3(L); and

          (ii) Borrower will indemnify each Lender against, and reimburse each Lender on demand for, any Eurodollar Rate Taxes, as reasonably determined such by each Lender. Each Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by Borrower pursuant to this clause (ii) of Paragraph 3(L).

     (M) Certain Indemnification. In the event that, as a result of any law, rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) that becomes effective after the Restatement Date, a determination is made by any Lender or any Affiliate of any Lender in its sole discretion or by any regulatory authority or entity that reserves must be maintained with any Federal Reserve Bank of the United States or any other regulatory authority or entity (domestic or foreign) having jurisdiction over or with respect to such Lender or such Affiliate in connection with any of the then outstanding Eurodollar Rate Loans (including any applicable reserve requirements against assets held by, or deposits in or for the account of, or advances by any Lender and/or such Affiliate and any applicable reserve requirements not given effect in any prior determination of the Eurodollar Rate), then Borrower agrees to indemnify such Lender and/or such Affiliate and to hold them harmless with respect to the cost of such Lender's and/or such Affiliate's obtaining and/or maintaining any such reserves. The foregoing shall not cover or be applicable to any reserves required to be maintained which are given effect in the determination of the Eurodollar Rate.

     (N) Eurodollar Rate Loans After Default. After the occurrence of and during the continuance of an Event of Default, Borrower may not elect to have a Loan be made or continued as, or converted to, a Eurodollar Rate Loan after the expiration of any Eurodollar Interest Period then in effect for that Loan. After the occurrence of and during the continuance of a Default, Borrower may not elect to have a Loan be made or continued as, or converted to, a Eurodollar Rate Loan after the expiration of any Eurodollar Interest Period in effect for that Loan, other than a Eurodollar Rate Loan having a Eurodollar Interest Period of one month.

     (O) Affiliates Not Obligated. No Affiliate of any Lender shall be deemed to be a party to this Agreement or shall have any liability or obligation under this Agreement.

     (P) Increased Capital. If either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) compliance by any Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and such

Lender reasonably determines that the amount of such capital is increased by or based upon the existence of such Lender's obligations under this Agreement and other commitments of this type, then, upon demand by such Lender, Borrower shall immediately pay to Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of Lender's obligations under this Agreement. A certificate as to such amounts submitted to Borrower by such Lender, shall, in the absence of manifest error, be conclusive and binding for all purposes.

     4.   FEES AND CHARGES.

     (A) Non-Use Fees. Borrower shall pay to Agent for the account of each Lender pro rata according to their respective Percentages a non-use fee equal to the Applicable Non-Use Fee multiplied by the amount by which the Revolving Loan Maximum Commitment exceeds the sum of the average daily aggregate outstanding principal balance of the Revolving Loan plus the average daily aggregate undrawn face amount of any outstanding Letters of Credit for the period commencing on the Restatement Date and ending on the Termination Date, which shall be payable, in arrears, on each Quarterly Payment Date, and on the Termination Date. Such commitment fees shall be computed based upon a 360-day year and actual days elapsed.

     (B) Agent's Fees. Borrower shall pay to Agent an agent's fee of $50,000 per annum, payable quarterly in arrears on each Quarterly Payment Date.

     (C) Letter of Credit Fees. With respect to each Letter of Credit, Borrower shall pay to Agent for the account of each Lender a per annum fee in an amount equal to the Applicable L/C Fee multiplied by the undrawn face amount of such Letter of Credit; provided, however, that at all times during which the principal balance of the obligations bears interest at the post-default rate pursuant to Paragraph 3(C), Borrower shall pay Agent for the account of each Lender a per annum fee in an amount equal to three percent (3%) of the undrawn face amount of such Letter of Credit. Such fee shall be payable, in arrears on each Quarterly Payment Date for the period during which such Letter of Credit is issued or outstanding (or portion thereof). Such fee shall be computed based upon a 360-day year and the actual number of days of the Fiscal Quarter for which such fee is payable. In addition, with respect to each Letter of Credit Borrower shall pay to Agent such fees as are charged by Agent in connection with its issuance of such Letter of Credit, including its standard fees for opening, amending and renewing letters of credit and all other fees associated with issuing or servicing letters of credit.

     (D) Unpaid Charges. If Borrower fails to pay to any Lender any interest, fees or other charges, or any part thereof, due under this Agreement promptly when due after passage of any applicable grace period the passage of which would give rise to an Event of Default, such Lender may (but shall not be required to) charge the same to Borrower's loan account with such Lender as part of the Obligations, payable on demand.

     5.   QUARTERLY ACCOUNTINGS BY AGENT.

     Agent will provide Borrower and each Lender, on a quarterly basis, with a statement, with reasonable detail, of advances, charges and payments made pursuant to this Agreement and the Revolving Note. Such account rendered by Agent shall, absent manifest error, be deemed binding and shall constitute an account statement unless Borrower, in good faith, notifies Agent in writing to the contrary within thirty (30) days after the date of each account rendered.

     6.   RESERVED.

     7.   RESERVED.

     8.   PROCEEDS, PAYMENTS AND APPLICATION.

     (A) Application and Posting Time. All payments received by Agent will be applied to the Obligations as follows: (i) all cash payments received by Agent, at Chicago, Illinois, including payments made by wire transfer or otherwise made by immediately available funds received by Agent in time for posting to the account of Lenders on the date received, will be credited to Borrower's loan account with each Lender immediately after receipt thereof by Agent; (ii) all cash payments received by Agent, at Chicago, Illinois, including payments made by wire transfer or otherwise made by immediately available funds received by Agent on any day after the cut-off time for posting to the account of Lenders on the date so received, will be credited to Borrower's loan account with each Lender on the next succeeding Business Day; and (iii) all payments in the form of checks and other instruments received by Agent, at Chicago, Illinois will be credited (conditional upon final collection), after allowing two (2) Business Days for collection, to Borrower's loan account with each Lender. For purposes of this Paragraph 8(A), the cut-off time for posting to the account of Lenders shall be 11:00 a.m. (Chicago time).

     (B) Order of Application; Invalidated Payments. Subject to the application provisions contained in Paragraphs 2(D) and 2(G), at all times prior to the occurrence of an Event of Default, Lenders shall have the continuing and exclusive right to apply all payments to any portion of the Obligations which are due and payable at the time of such payment, and if no Obligations are then due and payable, Lenders shall have the continuing and exclusive right to apply any and all such payments to any portion of the Obligations. After the occurrence of an Event of Default, Lenders shall have the continuing and exclusive right to apply, reverse and reapply any and all payments to any portion of the Obligations. To the extent that Borrower makes a payment or payments to Lenders which payment(s) or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment had not been received by Lenders.

     (C) Sharing of Payments. Each Lender agrees that if it shall, by exercising any right of set-off, counterclaim or otherwise, obtain any payment or other recovery on account of any Loan or Letter of Credit (excluding payments or fees received by any Lender with respect to interest rate protection, currency exchange or similar agreement) in excess of its pro rata share (based on its Percentage) of all payments and other recoveries obtained by all Lenders on account of principal of and interest on the Loans or reimbursement or fees with respect to the Letters of Credit then held by them, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans and Letters of Credit held by the other Lenders, and such other adjustments shall be made, as may be required so that any such excess payment or recovery shall be shared ratably among Lenders; provided, however, that nothing in this Paragraph 8(C) shall impair the right of any Lender to exercise any right of set off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of Borrower owing such Lender other than with respect to the Loans or Letters of Credit.

     9.   AGENT AS BORROWER'S ATTORNEY.

     Borrower hereby appoints Agent, or any other Person whom Agent may designate, as Borrower's attorney-in-fact, with power at all times on or before the Termination Date and at all times thereafter until such time as there shall exist no Obligations outstanding, to do all things necessary during the occurrence and continuation of an Event of Default to carry out the terms and provisions of Section 20(B) of this Agreement (provided that unless a delay in the taking of such action may, in Agent's or Agent's counsel's opinion, jeopardize the repayment of the Obligations or portion thereof or materially adversely affect the business operations or prospects of Borrower, Agent shall notify Borrower at least five (5) Business Days prior to Agent's taking action under this sentence). Except as provided in the immediately succeeding sentence, Borrower ratifies and approves all acts of such attorney carried out in accordance with the foregoing. Neither Agent nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law in connection with any of the foregoing, except for its acts of bad faith, willful misconduct or gross negligence. This power, being coupled with an interest, is irrevocable at all times on or before the Termination Date and at all times thereafter until such time as there shall exist no Obligations outstanding.

     10.   INSURANCE.

     Borrower shall, at all times on or before the Termination Date and at all times thereafter until such time as there shall exist no Obligations outstanding, at its expense, insure, and maintain insurance, on its tangible assets and real property against loss or damage by fire, flood and earthquake and for general liability, public liability, third party property damage and such other additional types of coverages customarily obtained by insureds in Borrower's industry. All such insurance shall be in such amounts, with such deductibles, under such policies and terms and issued by such insurers, as are customary for Persons engaged in the Borrower's industry. In the event Agent requests, pursuant to the immediately preceding sentence, insurance having terms, deductibles, coverage or insurers which are different than that which is then currently maintained by Borrower, then, provided that Borrower at all times maintains insurance at least as adequate as that which is then currently maintained by Borrower, Borrower shall obtain such requested insurance within thirty (30) days after such request. Borrower shall establish adequate reserves on its books, in amounts in accordance with GAAP, for all hazards and losses for which Borrower is self-insured, underinsured or uninsured.

     11.   REPORTING.

     (A) Quarterly Reports. As soon as available after the end of each Fiscal Quarter of DeVry, but in no event later than forty-five (45) days after the end of such Fiscal Quarter, Borrower shall provide Agent (with a copy for each Lender) with unaudited, consolidated and consolidating financial statements of

DeVry and its Consolidated Subsidiaries, for such Fiscal Quarter, including statements of earnings, statements of cash flows and balance sheets. All such financial statements shall be (i) prepared on a basis consistent with such statements prepared in prior periods (except by reason of changes in accounting treatment which are permitted by GAAP) and with the annual audited statements of DeVry delivered pursuant to Paragraph 11(B), (ii) prepared in accordance with GAAP (subject to normal year-end adjustments and without footnotes), (iii) accompanied by the financial statements for comparative periods of DeVry's previous fiscal year, and (iv) accompanied by a compliance certificate, substantially in the form of Exhibit C, appropriately certified and signed by DeVry's Chairman, President or Chief Financial Officer stating that such financial statements fairly present the consolidated financial condition of DeVry, no Default or Event of Default has occurred or exists, and that DeVry has complied with the financial covenants contained in Paragraph 16, setting forth the figures providing the basis for such statement with respect to such financial covenants.

     Borrower shall additionally deliver to Agent (with a copy for each Lender), together with a certification by Borrower's Chairman, President or Chief Financial Officer that the contents of such are fairly presented: (a) concurrently with Borrower's delivery thereof to the United States Department of Education, copies of Borrower's audit reports and default reports prepared pursuant to Title IV of the Higher Education Act of 1965; (b) within sixty (60) days after the end of each Semester ending after the Restatement Date, a statement disclosing the admission level for new students and total enrollment of Borrower's operations in the aggregate, by educational facility; and (c) within forty-five (45) days after the end of each Fiscal Quarter after the Restatement Date, statements of gross profit and loss for each of Borrower's educational facilities.

     (B) Annual Reports. Borrower shall provide Agent (with a copy for each Lender) with annual audited consolidated and unaudited consolidating financial statements of DeVry and its Consolidated Subsidiaries, including statements of earnings, statements of cash flows and balance sheets ("Financials"), as soon as available and, in any event, within one hundred and twenty (120) days after the end of each of DeVry's fiscal years, which Financials (i) shall be prepared in accordance with GAAP (except for any changes thereto), (ii) shall be accompanied by an opinion, which is unqualified as to DeVry's going concern, of Price Waterhouse, or such other certified public accountants chosen by DeVry acceptable to the Agent, that such Financials fairly present the financial position of the companies being reported upon at the end of such fiscal year and the results of their operations and changes in their financial position for such year in conformity with GAAP consistently applied (except for changes in GAAP with which such accountants concur and which are disclosed in the notes to such Financials) and its examination of such Financials has been made in accordance with generally accepted auditing standards and included such tests of the accounting records and other auditing procedures as considered necessary in the circumstances, (iii) shall be delivered by such accountants to Agent at the address stated in Paragraph 22(B) concurrently with such accountants' delivery thereof to DeVry and
(iv) shall be accompanied by a certificate of such accountants stating that, in making the examination necessary for the issuance of the opinion referred to in clause (ii) of this Paragraph 11(B), no knowledge was obtained of any Default or Event of Default (or in the opinion of such accountants, a Default or Event of Default has occurred and is continuing, and, if such is the case, a statement as to the nature thereof) and the independent review and opinion of such accountants of the computation of financial covenants contained in Paragraph 16 hereof; provided, however, if the information set forth in any financial statements of DeVry and its Consolidated Subsidiaries is not sufficient in the opinion of Agent and Lenders to determine Borrower's compliance with the covenants contained in this Agreement, Borrower shall provide additional information as and when requested by Agent on behalf of Lenders as shall be necessary to permit such determination.

     (C) Communication with Accountants; Other Financial Information. Borrower and DeVry hereby authorize: (i) Agent to communicate directly with their respective independent public accountants, provided that Agent shall promptly inform Borrower or DeVry of the substance thereof; and (ii) such independent public accountants, upon Agent's request, to provide to Agent copies of any financial statements, management reports and workpapers contained in their files with respect to Borrower, DeVry, the Consolidated Subsidiaries and their respective businesses and financial affairs.

     (D) Reports to SEC. Promptly upon the filing or making thereof, Borrower shall provide to Agent (with a copy for each Lender) copies of each filing and report made by Borrower, DeVry or the Subsidiaries with or to any securities exchange or the Securities and Exchange Commission.

     (E) Reports of Changes in Subsidiaries. From time to time, Borrower shall provide to Agent (with a copy for each Lender) a written report of any change in the identity of the Subsidiaries, promptly upon the occurrence of such change.

     (F) Notices Relating to Default. Forthwith upon learning of the occurrence of an Event of Default or a Default, Borrower shall provide to Agent (with a copy for each Lender) written notice thereof, describing the same and the steps being taken by Borrower or DeVry with respect thereto.

     (G) Notice of Material Adverse Events. Forthwith upon learning of the occurrence of any change, event, action, condition or effect which individually or in the aggregate either
(i) impairs the validity or enforceability of any of the Loan Documents, or (ii) materially and adversely affects the consolidated business, operations, licenses, prospects or financial condition of DeVry and its Subsidiaries, taken as a whole, or the ability of DeVry and its Subsidiaries to perform their respective obligations under any of the Loan Documents, Borrower shall provide to Agent (with a copy for each Lender) written notice thereof, describing the same and the steps being taken with respect thereto.

     (H) Other Reports. In addition to the other reports and statements described in this Paragraph 11, Borrower and DeVry shall provide Agent with such other financial and other reports and information as any Lender may from time to time reasonably request through Agent including any monthly reporting which the Agent may require from time to time.

     12.   WARRANTIES AND REPRESENTATIONS.

     Each of the Borrower and DeVry represents and warrants to Agent and Lenders that, as of the Restatement Date and such other dates as are provided below:

     (A) Corporate Existence. On the Restatement Date and, subject to the exceptions set forth in Paragraph 14(A) below, on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, each of Borrower, DeVry and each Subsidiary is a corporation duly organized and in good standing under the laws of the jurisdiction of its incorporation and each is duly qualified as a foreign corporation and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not have a material adverse effect on the Borrower's, DeVry's and each Subsidiary's financial condition, results of operations, business or prospects.

     (B) Corporate Authority. The execution and delivery by the Borrower of this Agreement and by Borrower, DeVry and each Subsidiary of the other Loan Documents to which Borrower, DeVry or such Subsidiaries are parties and the performance of the Borrower's obligations hereunder and their respective obligations thereunder: (i) are within the Borrower's, DeVry's and such Subsidiaries' corporate powers; (ii) are duly authorized by the Borrower's, DeVry's and such Subsidiaries' respective Board of Directors and, if necessary, the Borrower's, DeVry's and such Subsidiaries' stockholders; (iii) are not in contravention of the terms of the Borrower's, DeVry's and such Subsidiaries' certificate of incorporation, by-laws or other organizational documents, or of any indenture, agreement or undertaking to which the Borrower, DeVry or any Subsidiary is a party or by which the Borrower, DeVry or any Subsidiary or any of their respective property is bound, the contravention of which would have a material adverse effect on Borrower's, DeVry's or such Subsidiaries' financial condition, results of operations, business or prospects; (iv) do not require any governmental consent, registration or approval which has not been previously obtained; (v) do not contravene any governmental restriction binding upon the Borrower, DeVry or any Subsidiary; and (vi) do not, except as contemplated herein, result in the imposition of any lien, charge, security interest or encumbrance upon any property of the Borrower, DeVry or any Subsidiary under any existing indenture, mortgage, deed of trust, loan or credit agreement or other material agreement or instrument to which the Borrower, DeVry or any Subsidiary is a party or by which it or any of its property may be bound or affected.

     (C) Binding Effect. On the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a loan or Agent to issue a Letter of Credit hereunder, this Agreement and all of the other Loan Documents to which Borrower, DeVry or any Subsidiary is a party are the legal, valid and binding obligations of Borrower, DeVry and such Subsidiaries and are enforceable against Borrower, DeVry and such Subsidiaries in accordance with their respective terms, except as limited by applicable bankruptcy, reorganization, insolvency or similar laws affecting the enforceability of creditors' rights generally and by general equitable principles.

     (D) Financial Data. The historical consolidated financial statements, with respect to DeVry, heretofore furnished and to be furnished to Agent in accordance with Paragraph 11, are in accordance with the consolidated books and records of DeVry, fairly present the consolidated financial condition of DeVry at the dates thereof and the results of operations for the periods indicated (subject, in the case of unaudited interim financial statements, to normal year end adjustments), and have been prepared in conformity with GAAP consistently applied throughout the periods reported (except for changes therein as noted in the footnotes to such financial statements).

     (E) Material Adverse Change. Since March 31, 1996, no change, event, action, condition or effect has occurred which individually or in the aggregate either (i) impairs the validity or enforceability of any of the Loan Documents, or (ii) materially and adversely affects the consolidated business, operations, licenses, prospects or financial condition of DeVry and its Subsidiaries, taken as a whole, or the ability of DeVry and its Subsidiaries to perform their respective obligations under any of the Loan Documents,

     (F) Tax Liabilities. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, Borrower and DeVry have filed and caused each Subsidiary to file all federal, state and local tax reports and returns required by any law or regulation to be filed by it except for extensions duly obtained, and has either duly paid all taxes, duties and charges indicated due on the basis of such returns and reports, or will have made adequate provision for the payment thereof, and the assessment of any material amount of additional taxes in excess of those paid and reported are not reasonably expected. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, the reserves for taxes reflected on the balance sheets of Borrower, DeVry or any Subsidiary submitted to Agent in accordance with the terms of Paragraph 11 are adequate in amount for the payment of all liabilities for all taxes (whether or not disputed) of such Person accrued through the date of such balance sheet. As of the Restatement Date, there are no material unresolved questions or claims concerning any tax liability of Borrower, DeVry or any Subsidiary except for DeVry's consolidated federal income tax returns for its taxable years ending June 30, 1988 through June 30, 1991 which are currently under examination by the Internal Revenue Service.

     (G) Loans; Guaranties. Except for the Obligations and as disclosed on Exhibit F, as of the Restatement Date, Borrower, DeVry and any Subsidiary have no Indebtedness for borrowed money and have not guaranteed the obligations of any other Person.

     (H) Margin Security. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, neither Borrower, DeVry nor any Subsidiary owns any margin security and none of the loans advanced hereunder will be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     (I) Subsidiaries. As of the Restatement Date, Exhibit G sets forth a true and correct list of all Subsidiaries and the Exempt Entities. As of the Restatement Date, the net worth of the Exempt Entities does not exceed $500,000.

     (J) Litigation and Proceedings. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, except as disclosed on Exhibit H, no litigation, investigation or proceedings before any arbitrator or governmental tribunal, injunctions, writs, restraining orders, judgments or decrees are pending or outstanding against Borrower, DeVry or any Subsidiary nor is there pending or, to the best of Borrower's knowledge after diligent inquiry, threatened, any such action by or against Borrower, DeVry or any Subsidiary except such actions which are not, in the aggregate, materially adverse to Borrower's, DeVry's or any Subsidiary's financial condition, results of operations, prospects or business.

     (K) Other Agreements. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, except as disclosed on Exhibit H, neither Borrower, DeVry nor any Subsidiary is in default under any contract, lease or commitment to which it is a party or by which it is bound which is material to Borrower's, DeVry's or any Subsidiary's operations, prospects or financial condition, which default either gives the other party to such contract, lease or commitment the right to terminate such contract, lease or commitment or a remedy which would have a material adverse effect on Borrower's, DeVry's or any Subsidiary's business operations, prospects or financial condition. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan hereunder, neither Borrower, DeVry nor any Subsidiary knows of any dispute regarding any contract, lease or commitment which is materially adverse to the continued financial success and well-being of the Borrower, DeVry or any Subsidiary.

     (L) Employee Controversies. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, there are no employee or labor controversies pending, other than employee grievances arising in the ordinary course of business which are, in the aggregate, materially adverse to the continued financial success and well-being of Borrower, DeVry or any Subsidiary.

     (M) Compliance with Laws and Regulations. The execution and delivery by Borrower of this Agreement and all of the other Loan Documents to which Borrower, DeVry or any Subsidiary is a party and the performance of the Borrower's, DeVry's or any

Subsidiary's obligations hereunder and thereunder is not in contravention of any law or laws, the contravention of which would materially adversely affect Borrower's, DeVry's or any Subsidiary's financial condition, results of operations, business or prospects. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, Borrower, DeVry and each Subsidiary is in compliance with all laws, orders, regulations and ordinances of all federal, foreign, state and local governmental authorities relating to the business operations and the assets of Borrower, DeVry or such Subsidiary, except for laws, orders, regulations and ordinances, the violation of which would not have a material adverse effect on Borrower's, DeVry's or such Subsidiary's financial condition, prospects, results of operations or business. Without limiting the generality of the foregoing and notwithstanding any limitations contained therein as of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, all of Borrower's, DeVry's and each Subsidiary's operations are in compliance with (i) all laws, regulations and standards, the violation of which would terminate or materially impair Borrower's, DeVry's or any Subsidiary's eligibility for participation, if applicable, in student financial assistance programs under Title IV of the Higher Education Act of 1965, 20 U.S.C., 1070 et seq., (ii) the federal Truth-in-Lending Act, 15 U.S.C., 1601 et seq., and all other consumer credit laws applicable to Borrower, DeVry or any Subsidiary in connection with the advancing of student loans, except for such laws and regulations the violation of which, in the aggregate, will not result in the assessment of penalties and damages claims against Borrower, DeVry or any Subsidiary in excess of the greater of (a) $5,000,000 or (b) 10% of Consolidated Tangible Net Worth, (iii) all statutory and regulatory requirements for authorization to provide post-secondary education in the jurisdictions in which its educational facilities are located, and (iv) if applicable, all requirements for continuing its accreditations from the North Central Association of Schools and Colleges.

     (N) Patents, Trademarks and Licenses. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent or any Affiliate of any Lender to issue a Letter of Credit hereunder, Borrower, DeVry or any Subsidiary possesses adequate licenses, accreditations, patents, patent applications, copyrights, copyright applications, service marks, trademarks and trade names to conduct their respective businesses. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, except as otherwise permitted by Paragraph 14(G), all such property and interests in property are, and will continue to be, owned by Borrower, DeVry or any Subsidiary, as the case may be, free and clear of conflicting claims and uses of all other Persons.

     (O) ERISA. Except as set forth on Exhibit I, neither Borrower, DeVry, any Subsidiary nor any ERISA Affiliates maintain any Benefit Plan or contribute to any Multiemployer Plan. Borrower has given to Agent a summary plan description of each Plan of Borrower, DeVry, each Subsidiary or each ERISA Affiliate in existence as of the Restatement Date. Borrower has made available to Agent copies of all Plans of Borrower, DeVry, each Subsidiary and each ERISA Affiliate which are in existence as of the Restatement Date. Each Plan of Borrower, DeVry, each Subsidiary or each ERISA Affiliates, which is intended to be a qualified plan under section 401(a) of the Internal Revenue Code as currently in effect, has been determined by the Internal Revenue Service to be qualified under section 401(a) of the Internal Revenue Code, and the trust related thereto is exempt from federal income tax under section 501(a) of the Internal Revenue Code. Except as set forth on Exhibit I, neither Borrower, DeVry, any Subsidiary nor any ERISA Affiliates have breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any of their respective Plans, which breach has given rise to, or which would in the future give rise to, any material obligation to pay money. Neither Borrower, DeVry, any Subsidiary nor any ERISA Affiliates nor any fiduciary of or any trustee to any of their respective Plans has engaged in a nonexempt "prohibited transaction" described in section 406 of ERISA or section 4975 of the Internal Revenue Code, which transaction have given rise to, or which would in the future give rise to any material obligation to pay money.

     (P) Use of Proceeds. All advances of the Revolving Loan on and after the Restatement Date have been and will be used by Borrower in accordance with all corporate laws applicable to Borrower (and in accordance with Borrower's Certificate of Incorporation and By-Laws) and in a manner which is consistent with all applicable laws and statutes, as in effect as of the respective dates of such uses.

     (Q) Fiscal Year. Each of Borrower and DeVry has established for all purposes, including accounting purposes, a fiscal year based upon a twelve-month period ending June 30.

     (R) Compliance with Environmental and Safety Laws. As of the Restatement Date and on each date hereafter on which Borrower requests Lenders to make a Loan or Agent to issue a Letter of Credit hereunder, (i) the operations of Borrower, DeVry, and each Subsidiary comply in all material respects with all applicable federal, state or local environmental statutes and regulations;
(ii) none of the operations of Borrower, DeVry or any Subsidiary are subject to any judicial or administrative proceedings alleging the violation of any federal, state or local environmental, health or safety statute or regulation; (iii) none of the operations of the Borrower, DeVry or any Subsidiary are the subject of federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any hazardous or toxic waste, substance or constituent, or any other substance into the environment, which remedial action may materially adversely affect Borrower's, DeVry's or any Subsidiary's business operations, prospects or financial condition; (iv) none of Borrower, DeVry or the Subsidiaries have filed any notice under any federal, state or local law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a spill or release of a hazardous or toxic waste, substance or constituent, or any other substance into the environment; and (v) none of Borrower, DeVry and the Subsidiaries have contingent liabilities in connection with any release of any hazardous or toxic waste, substance or constituent or any other substance into the environment, which materially and adversely affects Borrower's business operations, prospects or financial condition.

     (S) Survival of Warranties. All representations and warranties of Borrower contained in this Agreement and of Borrower, DeVry and each Subsidiary in each of the other Loan Documents to which Borrower, DeVry or a Subsidiary is a party shall survive the execution and delivery of this Agreement or such other Loan Documents, unless otherwise provided herein or therein.

     13.   GENERAL AFFIRMATIVE COVENANTS.

     Each of Borrower and DeVry covenants that, at all times on or before the Termination Date and at all times thereafter until such time as there shall exist no Obligations outstanding:

     (A) Reimbursement of Loan Operating Costs. Borrower shall pay to Agent, for Agent's account, within thirty (30) days of Agent's demand therefor, any and all fees, costs and expenses which Agent pays to a bank or other similar institution arising out of or in connection with the forwarding by Lenders to Borrower, or any other Person on Borrower's behalf, of proceeds of Loans made by Lenders to Borrower pursuant to this Agreement. Notwithstanding the foregoing, Borrower shall not be obligated to reimburse Agent or any Lender for any fees, costs or expenses incurred or paid by Agent or any Lender in connection with (a) travel to and from any negotiations and other meetings with participants or assignees of the obligations the primary purpose of which is to discuss or resolve Agent or any Lender's and such participants' or assignees' relative rights and duties with respect to one another or such parties' collective position with respect to issues relating to this Agreement or the other Loan Documents, (b) communications, written or otherwise, with participants and assignees of the Obligations, including, notices and reports relating to Borrower, or (c) wire transfer expenses to and from participants and assignees of the Obligations.

     (B) Notice of Claims. Borrower shall notify Agent in writing, promptly upon Borrower's learning thereof, of (i) any pending or threatened litigation affecting Borrower, DeVry or any Subsidiary, whether or not the claim is considered by Borrower to be covered by insurance, involving in the aggregate in excess of the greater of (a) $5,000,000 and (b) 10% of Consolidated Tangible Net Worth or (ii) the institution of any administrative or arbitration proceeding or investigation, or the receipt by Borrower, DeVry or any Subsidiary of any notice or order from any regulatory body or agency having jurisdiction over the Borrower, which litigation, proceeding, investigation, notice or order, might materially and adversely affect the operations, prospects, financial condition or business of Borrower, DeVry or any Subsidiary and involves in the aggregate in excess of 10% of Consolidated Tangible Net Worth. Without limiting the generality of the foregoing and notwithstanding any limitation therein, Borrower shall notify Agent (who shall promptly advise Lenders of the substance thereof), in writing, promptly upon Borrower's learning thereof, of (a) any action, decision or recommendation by a review committee or board of any educational accreditation association to discontinue any educational accreditation of Borrower, DeVry or any Subsidiary, (b) any notice from any state educational licensing board of a state in which Borrower, DeVry or any Subsidiary has a school of a denial to Borrower, DeVry or any Subsidiary, as the case may be, of operating authority in such state and (c) any proposed limitations, suspensions, fines, penalties, terminations or findings of noncompliance by any Governmental Authority or private guaranty agency with respect to the eligibility of Borrower, DeVry or any Subsidiary to participate in student financial assistance programs which, in the case of (c) only, would have a material adverse effect on the financial condition, results of operations or business of Borrower, DeVry or any Subsidiary.

     (C) Conduct of Business. Subject to the exceptions set forth in Paragraph 14(A) below, each of Borrower and DeVry shall maintain, and shall cause each of the Subsidiaries to maintain, its legal existence and shall limit its operations to, the same general line of business as that previously conducted by Borrower, DeVry and any Subsidiary. Borrower shall maintain, and cause DeVry and any Subsidiary to maintain, in full force and effect (or shall renew prior to the termination or expiration of any of the following) all licenses, accreditations, consents, approvals, bonds, franchises, leases, patents, copyrights, contracts, trademarks, trade names and other rights, the absence of which would have a material and adverse effect on the financial condition or business operations or prospects of Borrower, DeVry or any Subsidiary. Without limiting the generality of the foregoing and notwithstanding any limitation contained therein, each of Borrower and DeVry shall maintain, and shall cause each of the Subsidiaries to maintain, in full force and effect, as applicable (i) its eligibility to participate in all student financial assistance programs in which and to the extent that it currently participates, except where the failure to maintain such eligibility to participate in which would not have a material adverse effect on the financial condition, results of operations or business of Borrower, DeVry or any Subsidiary, (ii) its accreditations from the North Central Association of Schools and Colleges, and (iii) its licenses to provide postsecondary education in all jurisdictions where it is so licensed, except where the failure to maintain such licenses would not have a material adverse effect on the financial condition, results of operations or business of Borrower, DeVry or any Subsidiary. Each of Borrower and DeVry shall comply, and cause each Subsidiary to comply, with all applicable laws and regulations of any federal, state or local governmental authority, except for such laws and regulations the violation of which would not have a material adverse effect on Borrower's, DeVry's or such Subsidiary's financial condition, results of operations or business. Without limiting the generality of the foregoing and notwithstanding any limitations contained therein, Borrower, DeVry and each Subsidiary shall comply with the Truth-in-Lending Act, 15 U.S.C., 1601 et seq., all regulations promulgated thereunder, and all other consumer credit laws applicable to it in connection with the advancing of student loans, except for such laws and regulations the violation of which, in the aggregate, may not result in the assessment of penalties and damages claims against Borrower, DeVry or the respective Subsidiary, as the case may be, in excess of the greater of (a) $5,000,000 or (b) 10% of Consolidated Tangible Net Worth. Notwithstanding anything in this Paragraph 13(C) or elsewhere in this Agreement to the contrary, in the event that Borrower, DeVry or the respective Subsidiary, as the case may be, shall have failed to comply with any covenant contained in this Paragraph 13(C), other than those stated in the first sentence hereof, it shall have thirty (30) days from the date of such failure to cure such failure before such failure shall constitute an Event of Default.

     (D) Claims and Taxes. Each of Borrower and DeVry shall pay or cause to be paid, and cause each Subsidiary to pay or cause to be paid, all license fees, bonding premiums and related taxes and charges, and shall pay, or cause to be paid, all of its real and personal property taxes, assessments and charges and all of its franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against it, or payable by it, at such times and in such manner as to prevent any penalty from accruing or any lien or charge (other than liens for taxes not yet delinquent) from attaching to its property for a period longer than five (5) Business Days, provided that the Borrower, DeVry or the respective Subsidiary, as the case may be, shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if
(i) Borrower, DeVry or any Subsidiary establishes adequate reserves in accordance with GAAP to cover such contested taxes, assessments or charges, and (ii) such contest does not have a material adverse effect on the financial condition, results of operations, business or prospects of Borrower, DeVry or any Subsidiary or the ability of Borrower or DeVry to pay any of the Obligations.

     (E) ERISA. Each of Borrower and DeVry shall deliver, and cause each Subsidiary to deliver, to Agent promptly upon becoming aware of any "prohibited transaction," as such term is defined in section 4975 of the Internal Revenue Code, in connection with any Plan or any trust created thereunder, which has given rise to, or which would in the future give rise to, any material obligation of Borrower, DeVry any Subsidiary or any ERISA Affiliates to pay money, a written notice specifying the nature thereof, what action Borrower, DeVry, such Subsidiary or such ERISA Affiliate, as applicable, has taken, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto.

     (F) Environmental and Safety Laws. Each of Borrower and DeVry will conduct, and cause each Subsidiary to conduct, its business so as to comply in all material respects with all environmental, health and safety laws and regulations in all jurisdictions in which it is or may at any time be doing business, including the federal Resource Conservation and Recovery Act, the federal Comprehensive Environmental Response, Compensation and Liability Act, the federal Clean Water Act, the federal Clean Air Act and the federal Occupational Safety and Health Act; provided that nothing contained in this Paragraph 13(F) shall prevent Borrower, DeVry or any Subsidiary from contesting, in good faith by appropriate legal proceedings, any such law, regulation, interpretation thereof or application thereof, provided, further, that each of Borrower and DeVry shall comply, and cause any Subsidiary to comply, with the order of any court or other governmental body of applicable jurisdiction relating to such laws unless Borrower, DeVry or any Subsidiary shall currently be prosecuting an appeal or proceedings for review and shall have secured a stay of enforcement or execution or other arrangement postponing enforcement or execution pending such appeal or proceedings for review. If Borrower, DeVry or any Subsidiary shall (a) receive notice that any violation of any federal, state or local environmental, health or safety law or regulation may have been committed or is about to be committed by Borrower, DeVry or any Subsidiary, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower, DeVry or any Subsidiary alleging violations of any federal, state or local environmental law or regulation or requiring Borrower to take any action in connection with the release of any hazardous or toxic waste, substance or constituent, or any other substance into the environment, (c) receive any notice from a federal, state, or local governmental agency or private party alleging that Borrower, DeVry or any Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of toxic waste, substance or constituent, or any other substance into the environment or any damages caused thereby, (d) receive any notice that Borrower, DeVry or any Subsidiary is subject to federal, state or local investigation evaluating whether any remedial action is needed to respond to the release of any hazardous or toxic waste, substance or constituent, or any other substance into the environment, or (e) receive any notice that any properties or assets of Borrower, DeVry, or any Subsidiary are subject to a lien in favor of any governmental entity for any liability under federal, state or local environmental laws or regulations or damages arising from or costs incurred by such governmental entity in response to a release of a hazardous or toxic waste, substance or constituent, or any other substance into the environment, then each of Borrower and DeVry shall, and shall cause such Subsidiary to, promptly provide Agent with a copy of such notice, and in no event later than within fifteen
(15) days from receipt thereof by Borrower, DeVry or such Subsidiary. Within fifteen (15) days of Borrower's, DeVry's or any Subsidiary's having learned of the enactment or promulgation of any federal, state or local environmental law/or regulation pertaining specifically to Borrower, DeVry or any Subsidiary or to Borrower's, DeVry's or such Subsidiary's industry which may result in any material adverse change in the condition, financial or otherwise, of Borrower, DeVry or such Subsidiary, each of Borrower and DeVry shall, and shall cause such Subsidiary to, provide Agent with notice thereof.

     (G) Books, Records and Inspections. (a) Borrower and DeVry will maintain, and cause each Subsidiary to maintain, complete and accurate books and records; (b) permit, and cause each Subsidiary to permit, access at reasonable times by the Agent, and each Lender to its books and records; (c) permit, and cause each Subsidiary to permit, the Agent, and each Lender to inspect at reasonable times its properties and operations; and (d) permit, and cause each Subsidiary to permit, the Agent, and each Lender to discuss its business, operations and financial condition with its officers.

     14.   GENERAL NEGATIVE COVENANTS.

     Each of Borrower and DeVry covenants that, at all times on or before the Termination Date and at all times thereafter until such time as there shall exist no Obligations outstanding:

     (A) Consolidations, Mergers and Asset Acquisitions. Borrower and DeVry shall not, and shall not permit any Subsidiary to, (i) liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or of any division thereof) or (ii) make any other material change in business objectives, purposes, operations or prospects of the Borrower, DeVry or any Subsidiary which adversely affects the repayment of the Obligations; provided, that (a) DeVry and the Becker Subsidiaries may undertake the Becker Transaction, (b) following consummation of the Becker Transaction, The Becker CPA Review, Inc. and Becker CPA Review Course Ltd., a California limited partnership, may be liquidated and dissolved, (c) so long as both immediately before and after giving effect thereto, no Default or Event of Default shall exist, DeVry or any Subsidiary may make additional acquisitions of all or substantially all of the assets of any Person; provided, further, that the aggregate consideration paid for the acquisitions permitted by the foregoing clause (c) when added to the aggregate consideration paid for Investments made pursuant to Paragraph 14(B)(vi) shall not exceed $5,000,000 in total fair market value during the term of this Agreement, and (d) Special Purpose Subsidiaries may acquire assets of Borrower, DeVry and the Subsidiaries. For purposes of determining whether a Default or Event of Default exists with respect to the financial covenants set forth in Paragraph 16 (both immediately before and after giving effect to the foregoing actions) compliance with such covenants shall be calculated as of the end of the most recently ended Fiscal Quarter as if, without double-counting, all actions permitted by the foregoing clause (c) and all other actions undertaken in conformity with the provisos set forth in Paragraph 14(B)(vi), 14(C), 14(H) and 14(I) occurring since the end of most recently ended Fiscal Quarter had occurred as of the last day of such Fiscal Quarter.

     (B) Investments. Borrower and DeVry shall not, and shall not permit any Subsidiary to, make or permit to exist any Investment in any Person; provided, however, that Borrower may make any of the following Investments at such times when no Default or Event of Default has occurred and to the extent such would not otherwise result in the occurrence of an Event of Default or Default and may permit to exist: (i) Investments in short-term obligations issued by, or guaranteed by, the United States Government and Investments in any tax-free municipal bonds, (ii) Investments in negotiable certificates of deposit, bankers' acceptances, eurodollar time deposits or money market securities issued, or money market funds offered, by any Lender, any Affiliate of any Lender, or by any bank or branch of a bank having an office in New York City or Chicago and having capital and surplus of at least $250,000,000 in the aggregate at all times, (iii) Investments in commercial paper issued by any Lender or in commercial paper rated Pl or Al by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively,
(iv) Investments existing as of the Restatement Date in amounts and in such entities which are described on Exhibit J,
(v) additional Investments by Borrower in DeVry Canada or any Special Purpose Subsidiary and additional Investments by DeVry in Subsidiaries which are Subsidiaries on the Restatement Date,
(vi) so long as both immediately before and after giving effect thereto, no Default or Event of Default shall exist, Investments by DeVry in Subsidiaries which become Subsidiaries after the Restatement Date, provided, that the aggregate consideration paid for such Investments when added to the aggregate consideration paid for any acquisitions made pursuant to Paragraph 14(A)(c) shall not exceed $5,000,000 in total fair market value during the term of this Agreement, (vii) additional Investments by DeVry in an aggregate amount not to exceed $2,000,000 at any one time outstanding, (viii) loans and advances permitted by Paragraph 14(C) below; and (ix) Investments in the Exempt Entities in an aggregate amount at any one time outstanding of not greater than $1,000,000; it being understood that any Investment made pursuant to any of clauses (i) through (iii) of this Paragraph 14(B) shall continue to be permitted pursuant to such clause throughout the term of such Investment irrespective of whether such Investment continues to meet the requirements of such clause throughout its term, but only if the term of such Investment expires within one
(1) year from the date such Investment fails to meet such requirements. For purposes of determining whether a Default or Event of Default exists with respect to the financial covenants set forth in Paragraph 16 (both immediately before and after giving effect to the foregoing actions) compliance with such covenants shall be calculated as of the end of the most recently ended Fiscal Quarter as if, without double-counting, all such actions and all other actions undertaken in conformity with the provisos set forth in Paragraphs 14(A)(c), 14(C), 14(H) and 14(I) occurring since the end of most recently ended Fiscal Quarter had occurred as of the last day of such Fiscal Quarter.

     (C) Distributions and Loans. Except for loans set forth on Exhibit J hereto, Borrower and DeVry shall not, and shall not permit any Subsidiary to, directly or indirectly, declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of Borrower, DeVry or any Subsidiary or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of Borrower, DeVry or any Subsidiary (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or splitups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any Subsidiary to apply directly or indirectly, any funds, property or assets to the redemption, retirement purchase or other acquisition of any shares of any class of capital stock (now or hereafter outstanding) of Borrower, any Subsidiary or any option, warrant or other right to acquire shares of capital stock of Borrower, any Subsidiary, or make, or permit any Subsidiary to make, any loans, advances or other extensions of credit to any Person; provided, that so long as both immediately before and after giving effect thereto no Default or Event of Default shall exist, (i) Borrower and DeVry may, and may permit any Subsidiary to, directly or indirectly declare or pay cash dividends upon any of Borrower's, DeVry's or any Subsidiary's stock, (ii) Borrower may make loans to DeVry and any Special Purpose Subsidiary, and DeVry may make loans to the Subsidiaries, (iii) Borrower, DeVry or the Subsidiaries (other than Special Purpose Subsidiaries) may make loans to their respective officers or employees, or pay any management or similar fees, and (iv) Borrower, DeVry or the Subsidiaries may redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's, DeVry's or any Subsidiary's capital stock or any warrants therefor; provided, further, that (i) Borrower and DeVry shall not and shall not permit DeVry or any Subsidiary to make cash payments of director's fees in excess of $500,000, in the aggregate, during any fiscal year and (ii) Borrower shall not make cash dividends or make loans in an aggregate amount (for all such loans and dividends, collectively) in excess of $1,000,000 during the term of this Agreement to DeVry to fund, directly or indirectly, the costs, expenses and indemnities in connection with any secondary offerings of DeVry's capital stock. For purposes of determining whether a Default or Event of Default exists with respect to the financial covenants set forth in Paragraph 16 (both immediately prior and after giving effect to the foregoing actions) compliance with such covenants shall be calculated as of the end of the most recently ended Fiscal Quarter as if, without double-counting, all such actions and all other actions undertaken in conformity with the provisos set forth in Paragraphs 14(A)(c), 14(B)(vi), 14(H) and 14(I) occurring since the end of most recently ended Fiscal Quarter had occurred as of the last day of such Fiscal Quarter.

     (D) Transactions With Affiliates. Borrower and DeVry shall not enter into, or be a party to any transaction with any of their respective Affiliates or stockholders, except in the ordinary course of business and pursuant to the reasonable requirements of their respective businesses and upon fair and reasonable terms no less favorable to Borrower or DeVry, as the case may be, than would be obtained in a comparable arm's length transaction with a Person which is not an Affiliate or stockholder. Without limiting the provisions of the immediately preceding sentence, Borrower and DeVry shall not, and not permit any Subsidiary, to make any loans or advances or other transfers to its Affiliates. Nothing contained in this Paragraph 14(D) shall be deemed to prohibit: (i) transactions expressly permitted by Paragraph 14(B) or 14(C); (ii) transactions consummated prior to the Restatement Date or pursuant to agreements in existence at the Restatement Date; (iii) payments to officers and directors pursuant to indemnities contained in Borrower's, DeVry's or any Subsidiary's certificate of incorporation, by-laws or other organizational documents or any indemnity agreement to which Borrower, Devry or any Subsidiary is a party.

     (E) Asset Disposition, etc. Borrower and DeVry shall not, and not permit any Subsidiary to, sell, assign, lease, transfer, contribute, convey or otherwise dispose of, or grant options, warrants or other rights with respect to, any of its assets to any Person, except for:

          (i) any sale, assignment, transfer, lease, contribution, conveyance or other disposition made in the ordinary course of its business; or

          (ii) in the case of Borrower, any sale, assignment, transfer, lease, contribution, conveyance or other disposition made to a Special Purpose Subsidiary; or

          (iii) in the case of DeVry or any Subsidiary (other than Borrower), any sale assignment, transfer, lease, contribution, conveyance or other disposition made to a Subsidiary which, if not Borrower, shall have duly executed and delivered to the Agent for the benefit of the Lenders a Guaranty; or

          (iv) any licensing of intellectual property of DeVry or any Subsidiary made pursuant to a licensing or royalty agreement;

     provided, that: (a) if such licensing is to any Person other than DeVry or its Subsidiaries it shall be made for fair consideration; and (b) after giving effect to such licensing the Borrower, DeVry and each Subsidiary shall be in compliance with the provisions of Paragraph 13(c) above.

     (F) Conditional Sales. Borrower shall not make a sale of any of its assets to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis nor shall Borrower provide any services subject to rebate or return of any consideration received by Borrower, except as otherwise required by law or as is otherwise customarily provided by Borrower.

     (G) Encumbrances. Except as set forth on Exhibit K, Borrower and DeVry will not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its assets, other than: (i) liens securing the payment of taxes, either not yet delinquent or the validity of which is being contested in good faith in accordance with the provisions of Paragraph 13(D); (ii) deposits under workmen's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business; (iii) liens which arise by operation of law; (iv) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of the real estate or interests therein of Borrower or its Subsidiaries which do not have a materially adverse effect on Borrower's or its Subsidiaries' business operations, prospects or financial condition or the value of the real estate or interests therein of Borrower or its Subsidiaries; and (v) purchase money liens and security interests granted in connection with the purchase of equipment or real estate to secure purchase money Indebtedness permitted under Paragraph 14(H).

     (H) Indebtedness. Borrower and DeVry shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness for borrowed money or for the deferred purchase price for the acquisition of property; provided, that so long as both immediately prior and after giving effect thereto no Default or Event of Default shall exist, Borrower may, and may permit DeVry or any Subsidiary (other than a Special Purpose Subsidiary) to, incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any indebtedness for borrowed money or for the deferred purchase price for the acquisition of property, except Indebtedness which by its terms is structurally or contractually senior in right of payment, remedial rights or otherwise to the Obligations; provided, further, that for purposes of determining whether a Default or Event of Default exists with respect to the financial covenants set forth in Paragraph 16 (both immediately prior and after giving effect to the foregoing actions) compliance with such covenants shall be calculated as of the end of the most recently ended Fiscal Quarter as if, without double-counting, all such actions and all other actions undertaken in conformity with the provisos set forth in Paragraphs 14(A)(c), 14(B)(vi), 14(C) and 14(I) occurring since the end of most recently ended Fiscal Quarter had occurred as of the last day of such Fiscal Quarter.

     (I) Guarantees. Borrower and DeVry shall not, and shall not permit any Subsidiary to, guaranty, endorse or otherwise in any way become or be responsible for obligations of any other Person; provided, that so long as both immediately prior and after giving effect thereto no Default or Event of Default shall exist, Borrower and DeVry may and may permit any Subsidiary (other than a Special Purpose Subsidiary) to, guarantee, endorse or otherwise in any way become or be responsible for obligations of any other Person; provided, that for purposes of determining whether a Default or Event of Default exists with respect to the financial covenants set forth in Paragraph 16 (both immediately prior and after giving effect to the foregoing actions) compliance with such covenants shall be calculated as of the end of the most recently ended Fiscal Quarter as if, without double-counting, all such actions and all other actions undertaken in conformity with the provisos set forth in Paragraphs 14(A)(c), 14(B)(vi), 14(C) and 14(H) occurring since the end of most recently ended Fiscal Quarter had occurred as of the last day of such Fiscal Quarter.

     (J) Amendment of Certificate of Incorporation or By-Laws. Provided that Borrower furnishes to Agent a copy of such amendment, certified by the Secretary of State of Delaware, within ten (10) days after the date such amendment is filed with such Secretary of State, Borrower may amend its Certificate of Incorporation so long as such amendment does not have a materially adverse effect on Borrower's, DeVry's or any Subsidiary's operations, prospects or financial condition.

     (K) ERISA. Borrower shall not, and shall not permit DeVry nor any of the Subsidiaries nor any of their respective ERISA Affiliates to engage in any transaction in connection with which Borrower or any Subsidiary or any of their respective ERISA

Affiliates could be subject to either a material civil penalty assessed pursuant to section 502(i) of ERISA or material tax imposed by section 4975 of the Internal Revenue Code.

     (L) Transfer of DeVry Canada Stock. Borrower shall not sell, transfer or otherwise dispose of the outstanding capital stock of DeVry Canada. DeVry shall not sell, transfer or otherwise dispose of the outstanding capital stock of the Becker
Subsidiaries.

     15.   RESERVED.

     16.   FINANCIAL COVENANTS.

     (A) DeVry covenants that it shall, at all times after the Restatement Date and so long as any of the Obligations are outstanding:

          (i) Maintain a Consolidated Tangible Net Worth for each Fiscal Quarter commencing with the Fiscal Quarter ending June 30, 1996 equal to (a) $5,000,000 plus (b) an amount equal to the sum of seventy-five percent (75%) of DeVry's Consolidated Net Income (without reduction for any Fiscal Quarter where the Consolidated Net Income is negative) for each of the Fiscal Quarters subsequent to June 30, 1996;

          (ii) Maintain a Fixed Charge Coverage Ratio for the four consecutive Fiscal Quarter period ending June 30, 1996 and for each succeeding four consecutive Fiscal Quarter period ending thereafter which equals or exceeds 1.8:1; provided, that each component of the definition of Fixed Charge Coverage Ratio shall be calculated over the then applicable four consecutive Fiscal Quarter period; and

          (iii) Maintain a Debt Coverage Ratio for each Fiscal Quarter ending during the period set forth below of not greater than the ratio set forth below opposite such Fiscal Quarter:

                                         Fiscal Quarters
                                      ending between Ratio

          June 30, 1996 and
          June 29, 1997                      3.50:1

          June 30, 1997 and
          June 29, 1998                      3.25:1

          June 30, 1998 and
          the Termination Date               3.00:1

     (B) DeVry covenants that, at all times after the Restatement Date and for so long as any of the Obligations are outstanding, DeVry shall not, and shall not permit its Subsidiaries to, make Capital Expenditures in an aggregate amount, on a consolidated basis, in excess of $25,000,000 in any fiscal year of DeVry.

     17.   CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS AGREEMENT

     (A) The effectiveness of this Agreement is expressly conditioned upon the fulfillment of each of the following conditions precedent ("Conditions Precedent") in a manner reasonably satisfactory to Agent:

          (i) No Default or Event of Default shall exist as of the Restatement Date;

          (ii) Borrower shall have delivered or Agent shall have otherwise obtained:

               (a)  a Revolving Note in the form attached hereto as Exhibit A;

               (b) a Guaranty duly executed by DeVry and each Subsidiary (other than DeVry Canada);

               (c) a copy of the current Certificate of Incorporation of Borrower, DeVry and of each Subsidiary (other than DeVry Canada), certified by the Secretary of State of its jurisdiction of organization;

               (d) certificate of good standing for the Borrower, DeVry and each Subsidiary (other than DeVry Canada) from the Secretary of State of Delaware and from each other state where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary, except for those jurisdictions in which the failure so to qualify would not have a material adverse effect on the Borrower's, DeVry's or the respective Subsidiary's financial condition, results of operations, business or prospects;

               (e) the opinions of Mayer, Brown & Platt, counsel to Borrower, DeVry and each Subsidiary (other than DeVry Canada), and of Borrower's, DeVry's and each Subsidiary's (other than DeVry Canada) general counsel, dated the Restatement Date, substantially in the form of Exhibit L;

               (f) the certificate of the Chairman and Chief operating officer of Borrower dated the date hereof, certifying to the best of their knowledge after diligent inquiry (A) to the truth and accuracy, as of the Restatement Date, of the representations and warranties of Borrower contained in this Agreement and (B) that no Default or Event of Default shall exist as of the Restatement Date;

               (g) the Certificates of each of the Secretaries of Borrower, DeVry and each Subsidiary (other than DeVry Canada) certifying as to (1) the accuracy and the due adoption of its Board of Directors' resolutions authorizing the Loan Documents,
          (2) the names, incumbency and signatures of its officers and (3) the accuracy and currency of a copy of its By-Laws; and

               (h)  such other documents as may be
          reasonably required by Agent.

     (B)  RESERVED.

     (C) Each advance of the Revolving Loan and issuance of any Letter of Credit after the Restatement Date is expressly conditioned upon the fulfillment of the following conditions precedent in a manner reasonably satisfactory to Agent:

          (i) No Default or Event of Default shall exist as of the date of such advance or issuance of such Letter of Credit, as the case may be; and

          (ii) Borrower shall have delivered to Agent a Notice of Borrowing with respect to such advance or a written notice pursuant to Paragraph 2(B) with respect to such Letter of Credit, as the case may be.

     18.   TERMINATION, ACCELERATION AND DEMAND.

     (A) Term. This Agreement shall terminate on August 1, 1999 ("Termination Date"), subject to the terms and provisions of Paragraph 22(E) and of any other provisions of this Agreement or any other Loan Document which specifically provide for the continuation of obligations, duties, representations and warranties beyond such termination. Upon the Termination Date, all of Borrower's Obligations to Agent and each Lender, whether or not incurred under this Agreement, or any amendment or supplement thereto, under any Revolving Note, any other Loan Document or otherwise, shall become immediately due and payable without notice or demand.

     (B) Repayment and Acceleration of Loans. That portion of the Obligations evidenced by the Revolving Note shall be payable in accordance with the terms set forth in such note, respectively, unless and until there shall exist an Event of Default under this Agreement or this Agreement shall be terminated, in which case, such Obligations shall become immediately due and payable pursuant to Paragraphs 18(A) or 19, respectively.

     (C) Repayment and Acceleration of Interest and Fees. That portion of the Obligations constituting interest and fees shall be payable in accordance with the terms set forth in Paragraphs 3 and 4, respectively, unless and until there shall exist an Event of Default under this Agreement or this Agreement shall be terminated, in which case such obligations shall become immediately due and payable pursuant to Paragraph 18(A) or 19, respectively.

     (D) Certain Obligations Payable on Demand; Waivers. All obligations, other than those referred to in Paragraphs 18(B) and
(C) above, and each portion thereof, shall be payable by Borrower on demand at Agent's address set forth in Paragraph 22(B), unless and until there shall exist an Event of Default or this Agreement shall be terminated, in which case such obligations shall become immediately due and payable pursuant to Paragraph 18(A) or 19, respectively. With respect to all Obligations, Borrower waives to the fullest extent permitted by law presentment and protest of any instrument and notice thereof, notice of default and all other notices to which Borrower might otherwise be entitled by operation of law and recourse to security will not be required at any time.

     19.   EVENTS OF DEFAULT.

     Each of the following occurrences shall constitute an "Event of Default" under this Agreement:

     (A) Borrower shall fail to pay, when due, any of the principal portion of the Obligations or, within five (5) days of becoming due, any of the interest portion fees or other charges constituting part of the Obligations or, within ten (10) days of becoming due, any other Obligations; or

     (B) Borrower, DeVry or any Subsidiary shall commit, or there shall arise or exist, any material breach of any covenant of this Agreement or any of the other Loan Documents, which breach (other than a breach of Paragraph 14(A) or 14(L) which shall constitute an immediate Event of Default) continues uncured for thirty (30) days after the earlier of (i) actual knowledge thereof by Borrower, DeVry or any Subsidiary, as the case may be, or (ii) written notice thereof has been given by Agent or any Lender to Borrower; or

     (C) Any representation or warranty made by Borrower, DeVry or any Subsidiary in this Agreement or any of the other Loan Documents or in any certificate, document or financial or other statement furnished at any time by Borrower, DeVry or any Subsidiary, as the case may be, in writing pursuant hereto or thereto, shall prove to have been untrue or misleading in any material respect as of the date when made; or

     (D) Borrower, DeVry or any guarantor of the Obligations shall (i) default in any payment of principal or interest on any of its indebtedness (excluding the Obligations), or in the payment of any written contingent obligation in respect of the indebtedness or obligations of any other Person when due (after giving effect to any applicable grace period), whether by acceleration or otherwise, and the aggregate principal amount of such indebtedness or contingent obligation exceeds $2,500,000, the grace period, if any, provided in the instrument or agreement under which such indebtedness or contingent obligation was created has expired and such default entitles the holder of such indebtedness or contingent obligation to accelerate payment of such indebtedness or contingent obligation, or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contingent obligation or contained in any instrument or agreement evidencing, securing or relating to such indebtedness or contingent obligation, and the grace period, if any, provided in such agreement, or instrument has expired and such default entitles the holder of such indebtedness or contingent obligation to accelerate payment of such indebtedness or contingent obligation; or

     (E) Borrower, DeVry or any Subsidiary shall make an assignment for the benefit of creditors, call a meeting of its creditors for the recomposition or readjustment of debts, or commence any case, proceeding or other action (i) under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets; or (iii) there shall be commenced involuntarily against Borrower, DeVry or any Subsidiary any such case, proceeding or other action and such case, proceeding or other action is not dismissed before the earlier of thirty (30) days from the commencement of such action or the entering of an order of relief for such action; or (iv) there shall be commenced against Borrower, DeVry or any Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets and such case, proceeding or other action is not dismissed before the earlier of thirty (30) days from the commencement thereof or the entry of an order of relief for such action; or (v) Borrower, DeVry or any Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth above in this Paragraph 19(E); or (vi) Borrower, DeVry or any Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

     (F) Any of the acts or events described in Paragraph 19(G) shall be commenced by or against, or occur with respect to, DeVry Canada or any guarantor of the Obligations which has generated annual revenues in excess of $4,000,000 in its most recently ended fiscal year; or

     (G) One or more judgments or decrees shall be entered against Borrower, DeVry on any of their respective property or assets, the portion of liability for which is not covered by insurance and in the aggregate exceeds $2,500,000, and all such judgments or decrees shall not have been vacated, satisfied, discharged or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

     (H) DeVry or any other guarantor of the Obligations shall fail in any material respect to perform or observe any term, covenant or agreement in any Guaranty; or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated or otherwise ceases to be in full force and effect, or DeVry or any other such guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder; or

     (I) (i) Dennis J. Keller and Ronald L. Taylor (either individually or, upon death or disability, by their respective estates, personal representatives or heirs) shall cease to collectively own and control (on a fully-diluted basis and free from any voting trusts or similar arrangements which restrict their ability to vote) more than ten percent (10%) of the issued and outstanding capital voting stock of DeVry, or (ii) DeVry shall cease to own directly or indirectly all of the issued and outstanding capital stock of Borrower and of the Becker Subsidiaries; or

     (J) Dennis J. Keller or Ronald L. Taylor shall at any time for any reason other than death or disability, cease to serve as senior officers of Borrower or shall cease to perform the duties presently performed by them; or

     (K) The U.S. Department of Education shall have, pursuant to Subpart G of 34 C.F.R., Part 668, regarding Borrower's eligibility to participate in federal student financial assistance programs, notified Borrower of any suspension or termination affecting such eligibility, the ineligibility to participate in which would have a material adverse effect on Borrower's financial condition, results of operations or business, and such notification shall not have been withdrawn, suspended or otherwise terminated within thirty (30) days from such notification; or

     (L) The default rate on Stafford loans, Perkins loans, or the aggregate of all student loans made by Borrower to students at Borrower's educational facilities in the aggregate shall exceed twenty-five percent (25%) of the principal of all such loans which have reached their repayment period.

     Upon the occurrence of any Event of Default described above, Agent may, and at the direction of the Required Lenders shall,
(i) by notice to Borrower, declare the obligations to be due and payable forthwith, whereupon the same immediately become due and payable; provided, however, that, upon the occurrence of an Event of Default described in Paragraph 19(E), all obligations shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower to the fullest extent permitted by law, (ii) terminate the Revolving Loan Maximum Commitment or (iii) all Letters of Credit shall be deemed drawn and shall be cash collateralized in accordance with Paragraphs 2(F) and 20(B).

     20.   LENDER'S RIGHTS AND REMEDIES.

     (A) Equitable Relief. Borrower recognizes that in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to Agent; therefore, Borrower agrees that Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (B) Cash Collateral for Letters of Credit. Upon the occurrence of an Event of Default under Paragraph 19(E), upon the request of Agent at any time after the occurrence of any other
Event of Default or upon termination of the Revolving Maximum

Loan Commitment, Borrower shall immediately deliver to Agent, for the benefit of each issuer of a Letter of Credit then outstanding, as cash collateral for Borrower's reimbursement obligations to such issuers, cash in an amount equal to the then undrawn face amount of such Letters of Credit plus the then projected amount of all fees associated therewith for the respective effective periods of such Letters of Credit calculated on such undrawn face amount. Such cash collateral shall be granted to Agent subject to agreements and instruments executed by Borrower and in form and substance acceptable to Agent and such issuers.

     21.   AGENT

     (A) Actions; Indemnification. Each Lender authorizes Agent to act on behalf of such Lender under this Agreement and any other Loan Document and, in the absence of other written instructions from Required Lenders received from time to time by Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender agrees (which agreement shall survive any termination of this Agreement) to indemnify Agent, pro rata according to such Lender's respective Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement and any other Loan Document, including the reimbursement of Agent for all reasonable out-of-pocket expenses (including reasonable attorneys' fees) incurred by Agent hereunder or in connection herewith or in enforcing the Obligations of Borrower or any Person under this Agreement or any other Loan Document, in all cases as to which Agent is not reimbursed by Borrower, including the failure of Borrower to reimburse Agent for any Letter of Credit; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from Agent's gross negligence or wilful misconduct. Agent shall not be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified to its satisfaction by Lenders against loss, costs, liability and expense. If any indemnity in favor of Agent shall become impaired, Agent may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

     (B) Funding Reliance, etc. Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender by 12:00 noon (Chicago time) on the day prior to a proposed date of disbursement of a proposed borrowing that such Lender will not make available the amount which would constitute its Percentage of such borrowing on the date specified therefor, Agent may assume that such Lender has made such amount available to Agent and, in reliance upon such assumption, make available to Borrower a corresponding amount. If such amount is made available by such Lender to Agent on a date after the date of such borrowing, such Lender shall pay to Agent on demand interest on such amount at the Federal Funds Effective Rate for the number of days from the date of such borrowing to the date on which such amount becomes immediately available to Agent, together with such other compensatory amounts as may be required to be paid by such Lender to Agent pursuant to the Rules for Interbank Compensation of the Council on International Banking or the Clearinghouse Compensation Committee, as the case may be, as in effect from time to time. A statement of Agent submitted to any Lender with respect to any amounts owing under this Paragraph 21(B) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three
(3) Business Days after the date of such borrowing, Agent shall be entitled to recover such amount, with interest thereon at the rate per annum then applicable to the Loans comprising such borrowing, within three (3) Business Days after demand, from Borrower.

     (C) Exculpation. Neither Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor shall they be responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for any inquiry regarding the performance by Borrower of its Obligations hereunder or thereunder. Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper Person.

     (D) Successor. Agent may resign as such at any time upon at least ten (10) days' prior notice to Borrower and all Lenders, such resignation not to be effective until a successor Agent is in place. If Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Agent which shall thereupon become Agent hereunder. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving notice of resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Agent, which shall be one of Lenders or a financial institution reasonably acceptable to Borrower organized under the laws of the United States and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement.

     (E) Loans by Agent. Agent shall have the same rights and powers with respect to the Loans made by it or any of its Affiliates as any Lender and may exercise the same as if it were not Agent.

     (F) Credit Decisions. Each Lender acknowledges that it has, independently of Agent and each other Lender, and based on the financial information of Borrower and such other documents, information and investigations as it has deemed appropriate, made its own credit decision to enter this Agreement and make Loans hereunder. Each Lender also acknowledges that it will, independently of Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

     (G) Copies, etc. Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to Agent by Borrower pursuant to the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with Borrower under this Agreement and the other Loan Documents shall be effected by Lenders through Agent. Neither Agent nor any Lender will have any obligation to distribute any information to other Lenders except for information which was given to Agent or such Lender in its capacity as Agent or Lender, as the case may be.

     22.   MISCELLANEOUS.

     (A) Waivers, Amendments, etc. The provisions of this Agreement and of each Loan Document may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by Borrower and Required Lenders; provided that no such amendment, modification or waiver:

          (a) which would modify any requirement hereunder that any particular action be taken by all Lenders or by the Required
     Lenders shall be effective unless consented to by each Lender;

          (b) which would modify this Paragraph 22(A), change the definition of "Required Lenders", change any Percentage for any Lender, reduce any fees (other than fees pursuant to Paragraph 4(B)), extend the Termination Date or subject any Lender to any additional obligations shall be made without the consent of each Lender;

          (c) which would extend the due date for, or reduce the amount of, any payment or prepayment of principal of or interest on any Loan (or reduce the principal amount of or rate of interest on any Loan) shall be made without the consent of the holder of such Loan; or

          (d) which would affect adversely the interests, rights or obligations of Agent in its capacity as Agent hereunder shall be made without consent of Agent.

No failure or delay on the part of Agent or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on Borrower in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by Agent or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

     (B) Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by telex or by facsimile and addressed or delivered to it at its address set forth on the signature pages hereof or at such other address as may be designated by such party from time to time in a notice complying as to delivery with the terms of this Section to the other parties. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given when received; any notice, if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback confirmed in the case of telexes and receipt confirmed in the case of facsimiles).

     (C) Costs and Expenses. Borrower agrees to pay on demand all expenses of Agent (including the reasonable fees and out-of pocket expenses of counsel to Agent and of local counsel, if any, who may be retained by counsel to Agent (in consultation with Borrower)) in connection with

          (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

          (b) the consideration of legal questions relevant hereto and thereto and the negotiation of any restructuring or "work-out", whether or not consummated, of any Obligations.

Borrower also agrees to reimburse Agent and each Lender upon demand for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses) incurred by Agent or such Lender in enforcing the obligations of Borrower under this Agreement or any other Loan Document. Such expenses of Agent, each Lender (including the reasonable fees and expenses of counsel) will be reflected in documentation in reasonable detail furnished to Borrower.

     (D) Indemnification. In consideration of the execution and delivery of this Agreement by each Lender and the extension of the Loans and other financial accommodations contemplated hereby, Borrower hereby indemnifies, exonerates and holds Agent and each Lender and each of its officers, directors, employees and agents (the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses actually incurred in connection therewith (irrespective of whether such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

          (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

          (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties;

          (c) any investigation, litigation, or proceeding related to any acquisition or proposed acquisition by Borrower or any Subsidiary of all or any portion of the stock or all or substantially all the assets of any Person, whether or not Agent or such Lender is party thereto; or

          (d) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by the Borrower or any of its Subsidiaries of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under CERCLA, any so-called "Superfund" or "Superlien" law, or any other federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any Hazardous Material), regardless of whether caused by, or within the control of, Borrower or any of its Subsidiaries, except for (i) any such Indemnified Liabilities arising for the account of a particular Indemnified Party (individually and not as a co-conspirator with Borrower or any of its Affiliates) by reason of the relevant Indemnified Party's gross negligence, bad faith, misuse of confidential information or wilful misconduct (as determined by a judgment of a court of competent jurisdiction in a final, nonappealable order), and (ii) any settlement of any claim or action effected without Borrower's written consent (provided such consent was not unreasonably delayed or withheld) and if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Subject to applicable laws and ethical rules (as to the interpretation of which the Indemnified Parties may rely upon the advice of their respective counsel) with respect to civil litigation or civil proceedings relating to any Indemnified Liability, the Indemnified Parties will agree to be represented by one law firm for any one jurisdiction, which counsel shall be subject to Borrower's approval (and which approval shall not be unreasonably withheld or delayed).

     Borrower may participate in any defense with its own counsel, but may not direct or control the defense of any Indemnified Party.

     (E) Survival. The obligations of Borrower under Paragraphs 3(L), 3(M) and 22(C), and the obligations of Lenders under Paragraph 21(A) shall in each case survive any termination of this Agreement. The representations and warranties made by Borrower in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

     (F) Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

     (G) Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

     (H) Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be executed by Borrower and Agent and be deemed to be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of Borrower and each Lender (or notice thereof satisfactory to Agent) shall have been received by Agent and notice thereof shall have been given by Agent to Borrower and each Lender.

     (I) Governing Law; Entire Agreement. This Agreement and each other Loan Document shall each be deemed to be a contract made under and governed by the internal laws of the State of Illinois. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

     (J) Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that:

          (a) Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all Lenders; and

          (b) the rights of sale, assignment and transfer of Lenders are subject to Paragraph 22(K).

     (K) Assignments and Participations. Assignments by any Lender of, and the granting of participations in, all or a portion of its rights and obligations under this Agreement (including all or a portion of its agreements hereunder ("Assignable Commitments"), its Loans and Letters of Credit made or issued with respect hereto and owing to it ("Assignable Loans")) shall be subject to the following terms and conditions:

          (a) Each Lender may, upon the giving in writing to Agent of at least five (5) prior Business Days' notice, assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Assignable Commitments and Assignable Loans) subject only to the conditions set forth in clause (b) below. Each assignee under this clause (a) shall be approved by Agent and Borrower, such approval by Borrower not to be unreasonably withheld.

          (b) Any assignments made pursuant to this Paragraph 22(K) shall comply with the following conditions:

               (ii) each such assignment shall identify each of the facilities being assigned, and while the percentages assigned may vary by facility, as to each such facility such assignment shall be of a constant, and not a varying, percentage of the aggregate rights and assignable obligations of Lenders under this Agreement and shall cover the same aggregate percentage of such Lenders' Assignable Loans and Assignable Commitments;

               (iii) the amount of the Assignable Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment (as defined below) with respect to such assignment) shall (except in the case of assignments to other Lenders) not be less than $5,000,000 (and an integral multiple of $1,000,000) or constitute the whole Assignable Commitment of such Lender and all of such Lender's Assignable Loans;

               (iv)  each such assignment shall be to an Eligible Assignee;

               (v) no such assignment shall require Borrower to file a registration statement with the Securities and Exchange
          Commission or apply to qualify any Assignable Commitment,

          Assignable Loan or interest in any Note, or any interest in any thereof, under the "blue sky" or other securities law of any jurisdiction;

               (vi) except in the case of assignments to any other Lenders, in no event shall any assigning Lender making an assignment pursuant to clause (b) of this Paragraph 22(K) make any assignments if after taking such assignment into effect such Lender's Assignable Commitments would be less than $10,000,000, unless such assignment is of all of such Assignable Commitments; provided that upon any prepayment permitted under this Agreement such amounts shall be reduced by the same percentage as such prepayment bears to the assigning Lender's initial Assignable Commitments;

               (vii)  the parties to each such assignment shall:

                    (A) execute and deliver to Agent, for its acceptance and recording in the Register, an Assignment and Assumption Agreement substantially in the form of Exhibit M (an "Assignment"),

                    (B) pay to the Agent in immediately available funds a processing and recordation fee of $3,000, and

                    (C)  in the case of the assignee, if it is a
               Non-United States Person, execute and deliver to the Agent either
               (i) five Internal Revenue Service Forms 1001 or (ii) five Internal Revenue Service Forms 4224 together with five Internal Revenue Service Forms W-9, or any successor forms, as appropriate, properly completed and claiming complete exemption from withholding and deduction of United States Federal Taxes as of the date of such Assignment;

               (viii) such assignment will not result in the payment offset by Borrower with respect to any then outstanding Loan;

               (ix) Borrower would, under Paragraph 3(E), 3(H), 3(K), 3(L), 3(M) or 3(P) of this Agreement, be obligated to make any payment to or for the account of any Assignee, Borrower shall only be obligated to make such payment to the extent that it would have been obliged to make such payment to the assigning Lender.

          (c) Agent shall maintain at its address set forth on the signature page hereto a copy of each Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the agreements of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment,

                    (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder, and all references to any Lender hereunder or in any of the other Loan Documents shall include such assignee, and

                    (ii)  the assigning Lender thereunder shall,
          to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish its rights and be released from its unmatured obligations under this Agreement (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto); provided that any assigning Lender shall retain any rights to indemnification which accrued to it hereunder with respect to events prior to the date of its Assignment to the assignee.

     The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon Agent's receipt of an Assignment executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, Agent shall, if such Assignment has been completed and is in substantially the form of Exhibit M (and is accompanied by any Internal Revenue Service forms required by clause (c)(vi)(C) of this Paragraph 22(K)), (i) accept such Assignment, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to Borrower. Any Eligible Assignee in respect of which an Assignment is so recorded is herein called an "Assignee".

          (e) Any Lender may sell participations to one or more participants in or to all or a portion of its rights and obligations under this Agreement (including all or a portion of its agreements hereunder and its Loans); provided that

                    (i)  such Lender's obligations under this
          Agreement shall remain unchanged,

                    (ii) such Lender shall remain solely
          responsible to the other parties hereto for the performance of such obligations,

                    (iii) such Lender shall remain the owner of any such Loans made by such Lender for all purposes of this Agreement,

                    (iv) Borrower, Agent and other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement,

                    (v)  participants shall be entitled to the
          cost and yield protection provisions contained in Paragraphs 3(E), 3(L), 3(M) and 3(P) of this Agreement; provided that Borrower shall not be under any obligation to pay to or for the account of any such participant any greater amount than it would have been obliged to pay to or for the account of Lender from which it acquired its participation,

                    (vi) no participant (other than an Affiliate of such Lender) shall have any right to require such Lender to take or omit to take any action under this Agreement or any Loan Document, except actions extending any scheduled maturity of any Loan or the Termination Date of any Commitment in which the participant has a participation, reducing the interest rate, fees or commissions on, any such Loans in which such participation was sold or forgiving any principal of or interest, fees or commissions payable on such Loans, and

                    (vii) no participant may exercise any such right of setoff except with the consent of Required
          Lenders.

     Each Lender agrees to incorporate the requirements set forth in clauses (vi) and (vii) above into each participation agreement which such Lender enters into with any participant. Borrower-agrees that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable, each participant shall, to the extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or such Note; provided that any participant exercising such right shall be obligated to share with Lenders, as if such participant were a "Lender" hereunder, the amount of any such setoff; and provided, further, that if all or any portion of such excess payment or other recovery is thereafter recovered from the participant by or on behalf of Borrower, the participant's obligation to share such excess payment shall be rescinded and such payment shall be returned to participant to the extent of such recovery.

          (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Paragraph 22(K), disclose to the Assignee or participant or proposed assignee or participant any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided that, prior to any such disclosure, the Assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information relating to Borrower received by it from such Lender to the same extent as Lenders hereunder.

     (L) Other Transactions. Nothing contained herein shall preclude Agent or any other Lender from engaging in any debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Affiliates in which Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

     (M) Waiver of Jury Trial. AGENT, LENDERS AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF AGENT, SUCH LENDERS, OR BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR AGENT AND SUCH LENDERS TO ENTER INTO THIS AGREEMENT.

     (N) Submission to Jurisdiction. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Illinois State or Federal court sitting in Chicago, Illinois over any action or proceeding arising out of or relating to this

Agreement or the Loan Documents, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Illinois State or Federal court. Borrower, on behalf of itself and each Subsidiary, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have, to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise. Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     Borrower agrees not to institute any legal action or proceeding against Agent or any Lender or the directors, officers, employees, agents or property of any thereof, arising out of or relating to this Agreement, in any court other than the one hereinabove specified in this Paragraph 22(N). Nothing in this Paragraph 22(N) shall affect the right of Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of Agent or any Lender to bring any action or proceeding against Borrower or its properties in the courts of any other jurisdictions.

     (O) Restatement. Borrower acknowledges that this Agreement amends and restates in its entirety the Existing Agreement. Borrower further acknowledges that all Revolving Loans (as such term is defined in the Existing Agreement) currently outstanding and all Existing L/C's shall upon satisfaction in full of all Conditions Precedent be deemed to be Revolving Loans and Letters of Credit hereunder.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                              KELLER GRADUATE SCHOOL OF
                              MANAGEMENT, INC.


                              By: /s/Ronald L. Taylor
                              Title: President

                              Address: One Tower Lane
                                       Suite 1000
                                       Oakbrook Terrace
                                       Illinois  60181
                              Telecopy No.:(630)571-7700
                              Attention: Norman M. Levine



                              BANK OF AMERICA ILLINOIS,
                              as Agent


                              By: /s/David L. Graham
                                   Title:  Vice President

                              Address:  231 South LaSalle Street
                                        Chicago, Illinois  60697
                              Telecopy No.:  (312) 828-1974
                              Attention:     David Graham

Percentage
- ----------
56.0173731%                   BANK OF AMERICA ILLINOIS,
                              as Lender


                              By: /s/Christine M. Tierney
                                   Title:  Senior Vice President

                              Address:  231 South LaSalle Street
                                        Chicago, Illinois  60697
                              Telecopy No.:  (312) 828-5120
                              Attention:     David Stang

                              Domestic Office:

                                   231 South LaSalle Street
                                   Chicago, Illinois  60697

                              Eurodollar Office:

                                   231 South LaSalle Street
                                   Chicago, Illinois  60697

27.489141%                    THE NORTHERN TRUST COMPANY


                              By: /s/J. Graham Leonard
                              Title:    Vice President

                              Address:  50 South LaSalle Street
                                        Chicago, IL  60675

                              Telecopy No.:  (312) 444-7028
                              Attention: J. Graham Leonard, Division I

                              Domestic Office:

                                   50 South LaSalle Street
                                   Chicago, IL  60675

                              Eurodollar Office:

                                   50 South LaSalle Street
                                   Chicago, IL  60675

16.4934851%                   HARRIS TRUST AND SAVINGS BANK


                              By: /s/R.L. Dell 'Artino
                              Title:  Vice President

                              Address:  111 West Monroe Street
                                        Chicago, IL  60690

                              Telecopy No.:  (312) 461-2591
                              Attention:     EMI/II

                              Domestic Office:

                                   111 West Monroe Street
                                   Chicago, IL  60690

                              Eurodollar Office:

                                   111 West Monroe Street
                                   Chicago, IL  60690



- -------
100.00%

                 ACCEPTANCE AND ACKNOWLEDGEMENT


     DeVry, Inc. hereby acknowledges and agrees to make such deliveries as are required by it and comply with the covenants and other provisions applicable to it contained in this Agreement.


                                   DeVry, Inc.



                                   By: /s/Ronald L. Taylor
                                   Name:  Ronald L. Taylor
                                   Title:  President


Notice Address:
DeVry Inc.
One Tower Lane, Suite 1000
Oakbrook Terrace, IL 60181

Attention:  Ronald L. Taylor
Telephone:  (630) 574-1919
Facsimile:  (630) 574-1903


Copies of all notices
  shall also be sent to:
Mayer, Brown & Platt
1675 Broadway
New York, NY  10019


Attention:  James B. Carlson
Telephone:  (212) 506-2515
Facsimile:  (212) 262-1910

                           EXHIBIT A

           FORM OF REPLACEMENT GLOBAL REVOLVING NOTE


$85,000,000                                         June 12, 1996
                                                Chicago, Illinois

     FOR VALUE RECEIVED, the undersigned, KELLER GRADUATE SCHOOL OF MANAGEMENT, INC., a Delaware corporation with its chief executive office located at One Tower Lane, Suite 1000, Oakbrook Terrace, IL 60181 ("Borrower"), promises to pay to the order of BANK OF AMERICA ILLINOIS, as agent (in such capacity, "Agent") for itself and the other financial institutions (individually, "Lender," and collectively, "Lenders") which are, or may become, parties to that certain Amended and Restated Financing Agreement dated as of June 12, 1996 (the "Financing Agreement"), EIGHTY-FIVE MILLION AND NO/100THS DOLLARS ($85,000,000) or such lesser amount as may be outstanding hereunder from time to time. The Revolving Loan evidenced by this Replacement Global Revolving Note ("Revolving Note") shall be repaid in accordance with the terms and provisions of the Financing Agreement.

     This Revolving Note is issued pursuant to, and entitled to the benefits of, the Financing Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loan evidenced hereby is made and is to be repaid, including a description of the terms and conditions under which the Revolving Loan may or is required to be prepaid and the unpaid aggregate principal balance of this Revolving Note may or shall be accelerated and for a description of the collateral security for this Revolving Note and the respective rights of the parties therein. Capitalized terms used herein without definition shall have the respective meanings set forth in the Financing Agreement.

     The Borrower also promises to pay interest on the unpaid aggregate principal amount of the Revolving Loan in accordance with the terms and provisions of the Financing Agreement from the Restatement Date until the Revolving Loan shall have been paid in full.

     All payments of principal and interest in respect of this Revolving Note shall be made to Agent for the benefit and account of the Lenders in lawful money of the United States of America in same day funds at Agent's principal office in Chicago, Illinois or at such other place as shall be designated in writing by Agent for such purpose in accordance with the terms of the Financing Agreement.

     This Revolving Note is a replacement for Borrower's Replacement Global Revolving Note dated April 14, 1994 (the "Prior Note") payable to the order of the Agent (f/k/a Continental Bank N.A.) and evidences indebtedness evidenced thereby and nothing herein contained or implied shall be construed or deemed to render the Prior Note or the indebtedness evidenced thereby paid or satisfied or any guaranty thereof or collateral security therefor released, discharged or otherwise prejudicially affected in any manner whatsoever.

     The Financing Agreement and this Revolving Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois, without regard to its conflicts of laws rules.

     The terms of this Revolving Note are subject to amendment only in the manner set forth in the Financing Agreement.

     The Borrower promises to pay all costs and expenses, including reasonable attorneys' and legal assistants' fees, and disbursements incurred in collection and enforcement of this Revolving Note or any appeal of a judgment rendered hereon. The Borrower and the endorsers of this Revolving Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demands thereafter.

     IN WITNESS HEREOF, the Borrower has caused this Revolving
Note to be executed and delivered by its duly authorized officer, as to the day and year and at the place first above written.

                                 KELLER GRADUATE SCHOOL OF

                                 MANAGEMENT, INC.


                                 By:
                                    -------------------
                                 Title:
Attest:                                ----------------


By:
   ---------------------------------
   Secretary

                         GUARANTY


          FOR VALUE RECEIVED and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to Keller Graduate School of Management, Inc., a Delaware corporation (hereinafter called the "Debtor"), by the lenders who are or may become party to that certain Amended and Restated Financing Agreement, dated as of June 12, 1996 (as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed, the "Credit Agreement"), among the undersigned, the lenders who are or from time to time become party thereto (the "Lenders"), and Bank of America Illinois, as agent for the Lenders (the "Agent"), the "undersigned" hereby unconditionally guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code (11 U.S.C., 362(a)), and at all times thereafter, of all obligations of the Debtor to the Agent and the Lenders in their respective capacities under the Credit Agreement, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations being hereinafter collectively called "Liabilities"), and the undersigned further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by the Agent and the Lenders in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this guaranty.

          1. The undersigned agrees that, in the event of the dissolution or insolvency of the Debtor or the undersigned, or the inability of the Debtor or the undersigned to pay its debts as they mature, or an assignment by the Debtor or the undersigned for the benefit of creditors, or the institution of any proceeding by or against the Debtor or the undersigned alleging that the Debtor or the undersigned is insolvent or unable to pay its debts as they mature, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the benefit of the Lenders forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

          2. To secure all obligations of the undersigned hereunder, the Agent for the benefit of the Lenders shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Agent may elect) any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the undersigned now or hereafter with the Agent or any Lender and any and all property of every kind or description of or in the name of the undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent or the Lenders or any agent or bailee for the Agent or the Lenders.

          3. This guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned) until all of the Liabilities have been paid in full, subject to discontinuance as to the undersigned only upon receipt by the Agent of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof as to the undersigned; provided, however, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Liabilities existing prior to the time of receipt of such notice by the Agent, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by the Agent or the Lenders, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Agent and the Lenders in endeavoring to collect any of the foregoing and in enforcing this guaranty against the undersigned; and all of the agreements and obligations of the undersigned under this guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full.

          4. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Lenders to any of the Liabilities is or must be rescinded or returned by the Agent or the Lenders for any reason whatsoever
(including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Lenders, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or the Lenders had not been made.

          5. The Agent may, from time to time, whether before or after any discontinuance of this guaranty, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned for payment of any of the Liabilities, whether or not the Agent (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses
(i) and (ii) being hereby expressly waived by the undersigned).

          6. Any amounts received by the Agent from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

          7. No payment made by or for the account of the undersigned pursuant to this guaranty shall entitle the undersigned by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and the undersigned shall not exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by the undersigned of this guaranty. The undersigned waives, to the fullest extent permitted by law, all rights of the undersigned against the Debtor, arising out of any payment by the undersigned under this guaranty, whether arising by way of any subrogation, contribution, reimbursement or otherwise and agrees that, to the extent that any such rights may not be waived under applicable law, it will contribute such rights to the Debtor as a capital contribution concurrently with the arising of such rights.

          8. The undersigned hereby expressly waives: (a) notice of the acceptance by the Agent of this guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

          9. The Lenders may, from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this guaranty to the same extent as if such assignee or transferee were a Lender; provided, however, that, unless the assigning or transferring Lender shall otherwise consent in writing, such Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this guaranty, for the benefit of the Lender, as to those of the Liabilities which the Lender has not assigned or transferred.

          10. The undersigned hereby warrants to the Agent and the Lenders that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. The
Agent and the Lenders shall not have any duty or responsibility to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the Agent's or any of the Lenders' possession.

          11. The undersigned hereby warrants and agrees that: (a) the undersigned is a corporation duly existing and in good standing under the laws of the state of its incorporation, and the undersigned is duly qualified and in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required,
(b) the undersigned has full corporate power and authority to execute and deliver this guaranty, (c) the execution, delivery and performance by the undersigned of this guaranty are within the undersigned's corporate powers, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the organizational documents of the undersigned or of any agreement binding upon the undersigned, (d) this guaranty is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or by equitable principles, and (e) this guaranty will directly or indirectly benefit the undersigned.

          12. No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this guaranty be binding upon the Agent except as expressly set forth in a writing duly signed and delivered on behalf of the Agent for the benefit of the Lenders.
No action of the Agent permitted hereunder shall in any way affect or impair the rights of the Agent and the obligations of the undersigned under this guaranty. For the purposes of this guaranty, Liabilities shall include all obligations of the Debtor to the Agent and the Lenders, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. The undersigned hereby acknowledges that there are no conditions to the effectiveness of this guaranty.
13.
          13. This guaranty shall be binding upon the undersigned, and upon any successors and assigns of the undersigned; and to the extent that the Debtor or any of the undersigned is either a partnership or a corporation, all references herein to the Debtor and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. If more than one party shall execute this guaranty, the term "undersigned," as used herein, shall mean all parties executing this guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

          14. THIS GUARANTY HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO
ITS PRINCIPLES OF CHOICE OF LAW.  WHEREVER POSSIBLE EACH
PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS
TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY
PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID
UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT

OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE
REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS
GUARANTY.

          15. The undersigned hereby irrevocably agrees that any legal action or proceeding pertaining to this guaranty may be brought in the courts of the State of Illinois, County of Cook, or of the United States of America for the Northern District of Illinois.
The undersigned hereby irrevocably agrees that service of process in such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons or complaint, or other legal process in such action or proceeding to the undersigned at the address shown on the signature page hereof. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by the undersigned and shall be deemed personal service upon the undersigned and shall be legal and binding upon the undersigned for all purposes. The undersigned hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

          16. The undersigned hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights (a) under this guaranty or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or (b) arising from any banking relationship existing in connection with this guaranty, and agrees that any such action or proceeding shall be tried before a court and not before a jury.


                         *  *  *  *  *

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of this 12th day of June, 1996.


                                  DEVRY EDUCATIONAL DEVELOPMENT
                                    CORPORATION



                                  By:  /s/Ronald L. Taylor
                                  Name:   Ronald L. Taylor
                                  Title:  President

                                  Address:  One Tower Lane
                                            Suite 1000
                                            Oakbrook Terrace,
                                            Illinois  60181

                         GUARANTY


          FOR VALUE RECEIVED and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to Keller Graduate School of Management, Inc., a Delaware corporation (hereinafter called the "Debtor"), by the lenders who are or may become party to that certain Amended and Restated Financing Agreement, dated as of June 12, 1996 (as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed, the "Credit Agreement"), among the undersigned, the lenders who are or from time to time become party thereto (the "Lenders"), and Bank of America Illinois, as agent for the Lenders (the "Agent"), the "undersigned" hereby unconditionally guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code (11 U.S.C., 362(a)), and at all times thereafter, of all obligations of the Debtor to the Agent and the Lenders in their respective capacities under the Credit Agreement, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations being hereinafter collectively called "Liabilities"), and the undersigned further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by the Agent and the Lenders in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this guaranty.

          1. The undersigned agrees that, in the event of the dissolution or insolvency of the Debtor or the undersigned, or the inability of the Debtor or the undersigned to pay its debts as they mature, or an assignment by the Debtor or the undersigned for the benefit of creditors, or the institution of any proceeding by or against the Debtor or the undersigned alleging that the Debtor or the undersigned is insolvent or unable to pay its debts as they mature, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the benefit of the Lenders forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

          2. To secure all obligations of the undersigned hereunder, the Agent for the benefit of the Lenders shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Agent may elect) any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the undersigned now or hereafter with the Agent or any Lender and any and all property of every kind or description of or in the name of the undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent or the Lenders or any agent or bailee for the Agent or the Lenders.

          3. This guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned) until all of the Liabilities have been paid in full, subject to discontinuance as to the undersigned only upon receipt by the Agent of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof as to the undersigned; provided, however, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Liabilities existing prior to the time of receipt of such notice by the Agent, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by the Agent or the Lenders, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Agent and the Lenders in endeavoring to collect any of the foregoing and in enforcing this guaranty against the undersigned; and all of the agreements and obligations of the undersigned under this guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full.

          4. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Lenders to any of the Liabilities is or must be rescinded or returned by the Agent or the Lenders for any reason whatsoever
(including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Lenders, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or the Lenders had not been made.

          5. The Agent may, from time to time, whether before or after any discontinuance of this guaranty, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned for payment of any of the Liabilities, whether or not the Agent (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses
(i) and (ii) being hereby expressly waived by the undersigned).

          6. Any amounts received by the Agent from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

          7. No payment made by or for the account of the undersigned pursuant to this guaranty shall entitle the undersigned by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and the undersigned shall not exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by the undersigned of this guaranty. The undersigned waives, to the fullest extent permitted by law, all rights of the undersigned against the Debtor, arising out of any payment by the undersigned under this guaranty, whether arising by way of any subrogation, contribution, reimbursement or otherwise and agrees that, to the extent that any such rights may not be waived under applicable law, it will contribute such rights to the Debtor as a capital contribution concurrently with the arising of such rights.

          8. The undersigned hereby expressly waives: (a) notice of the acceptance by the Agent of this guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

          9. The Lenders may, from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this guaranty to the same extent as if such assignee or transferee were a Lender; provided, however, that, unless the assigning or transferring Lender shall otherwise consent in writing, such Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this guaranty, for the benefit of the Lender, as to those of the Liabilities which the Lender has not assigned or transferred.

          10. The undersigned hereby warrants to the Agent and the Lenders that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. The
Agent and the Lenders shall not have any duty or responsibility to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the Agent's or any of the Lenders' possession.

          11. The undersigned hereby warrants and agrees that: (a) the undersigned is a corporation duly existing and in good standing under the laws of the state of its incorporation, and the undersigned is duly qualified and in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required,
(b) the undersigned has full corporate power and authority to execute and deliver this guaranty, (c) the execution, delivery and performance by the undersigned of this guaranty are within the undersigned's corporate powers, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the organizational documents of the undersigned or of any agreement binding upon the undersigned, (d) this guaranty is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or by equitable principles, and (e) this guaranty will directly or indirectly benefit the undersigned.

          12. No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this guaranty be binding upon the Agent except as expressly set forth in a writing duly signed and delivered on behalf of the Agent for the benefit of the Lenders.
No action of the Agent permitted hereunder shall in any way affect or impair the rights of the Agent and the obligations of the undersigned under this guaranty. For the purposes of this guaranty, Liabilities shall include all obligations of the Debtor to the Agent and the Lenders, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. The undersigned hereby acknowledges that there are no conditions to the effectiveness of this guaranty.
13.
          13. This guaranty shall be binding upon the undersigned, and upon any successors and assigns of the undersigned; and to the extent that the Debtor or any of the undersigned is either a partnership or a corporation, all references herein to the Debtor and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. If more than one party shall execute this guaranty, the term "undersigned," as used herein, shall mean all parties executing this guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

          14. THIS GUARANTY HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO
ITS PRINCIPLES OF CHOICE OF LAW.  WHEREVER POSSIBLE EACH
PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS
TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY
PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID
UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT

OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE
REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS
GUARANTY.

          15. The undersigned hereby irrevocably agrees that any legal action or proceeding pertaining to this guaranty may be brought in the courts of the State of Illinois, County of Cook, or of the United States of America for the Northern District of Illinois.
The undersigned hereby irrevocably agrees that service of process in such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons or complaint, or other legal process in such action or proceeding to the undersigned at the address shown on the signature page hereof. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by the undersigned and shall be deemed personal service upon the undersigned and shall be legal and binding upon the undersigned for all purposes. The undersigned hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

          16. The undersigned hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights (a) under this guaranty or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or (b) arising from any banking relationship existing in connection with this guaranty, and agrees that any such action or proceeding shall be tried before a court and not before a jury.


                         *  *  *  *  *

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of this 12th day of June, 1996.


                                  DEVRY CPA REVIEW COURSE, INC.



                                  By:  /s/Ronald L. Taylor
                                  Name:   Ronald L. Taylor
                                  Title:  President

                                  Address:  One Tower Lane
                                            Suite 1000
                                            Oakbrook Terrace,
                                            Illinois  60181

                         GUARANTY


          FOR VALUE RECEIVED and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to Keller Graduate School of Management, Inc., a Delaware corporation (hereinafter called the "Debtor"), by the lenders who are or may become party to that certain Amended and Restated Financing Agreement, dated as of June 12, 1996 (as from time to time, in whole or in part, amended, modified, supplemented, restated, refinanced, refunded or renewed, the "Credit Agreement"), among the undersigned, the lenders who are or from time to time become party thereto (the "Lenders"), and Bank of America Illinois, as agent for the Lenders (the "Agent"), the "undersigned" hereby unconditionally guarantees the full and prompt payment when due, whether at stated maturity, by required prepayment, declaration, demand, acceleration or otherwise (including amounts that would become due but for the operation of the automatic stay under section 362(a) of the Bankruptcy Code (11 U.S.C., 362(a)), and at all times thereafter, of all obligations of the Debtor to the Agent and the Lenders in their respective capacities under the Credit Agreement, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due (all such obligations being hereinafter collectively called "Liabilities"), and the undersigned further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by the Agent and the Lenders in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this guaranty.

          1. The undersigned agrees that, in the event of the dissolution or insolvency of the Debtor or the undersigned, or the inability of the Debtor or the undersigned to pay its debts as they mature, or an assignment by the Debtor or the undersigned for the benefit of creditors, or the institution of any proceeding by or against the Debtor or the undersigned alleging that the Debtor or the undersigned is insolvent or unable to pay its debts as they mature, and if such event shall occur at a time when any of the Liabilities may not then be due and payable, the undersigned will pay to the Agent for the benefit of the Lenders forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

          2. To secure all obligations of the undersigned hereunder, the Agent for the benefit of the Lenders shall have a lien upon and security interest in (and may, without demand or notice of any kind, at any time and from time to time when any amount shall be due and payable by the undersigned hereunder, appropriate and apply toward the payment of such amount, in such order of application as the Agent may elect) any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or moneys of or in the name of the undersigned now or hereafter with the Agent or any Lender and any and all property of every kind or description of or in the name of the undersigned now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, the Agent or the Lenders or any agent or bailee for the Agent or the Lenders.

          3. This guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the dissolution of the undersigned) until all of the Liabilities have been paid in full, subject to discontinuance as to the undersigned only upon receipt by the Agent of written notice from the undersigned, or any person duly authorized and acting on behalf of the undersigned, of the discontinuance hereof as to the undersigned; provided, however, that no such notice of discontinuance shall affect or impair any of the agreements and obligations of the undersigned hereunder with respect to any and all Liabilities existing prior to the time of receipt of such notice by the Agent, any and all Liabilities created or acquired thereafter pursuant to any previous commitments made by the Agent or the Lenders, any and all extensions or renewals of any of the foregoing, any and all interest on any of the foregoing, and any and all expenses paid or incurred by the Agent and the Lenders in endeavoring to collect any of the foregoing and in enforcing this guaranty against the undersigned; and all of the agreements and obligations of the undersigned under this guaranty shall, notwithstanding any such notice of discontinuance, remain fully in effect until all such Liabilities (including any extensions or renewals of any thereof) and all such interest and expenses shall have been paid in full.

          4. The undersigned further agrees that, if at any time all or any part of any payment theretofore applied by the Agent or the Lenders to any of the Liabilities is or must be rescinded or returned by the Agent or the Lenders for any reason whatsoever
(including, without limitation, the insolvency, bankruptcy or reorganization of the Debtor), such Liabilities shall, for the purposes of this guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or the Lenders, and this guaranty shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or the Lenders had not been made.

          5. The Agent may, from time to time, whether before or after any discontinuance of this guaranty, at its sole discretion and without notice to the undersigned, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew for one or more periods (whether or not longer than the original period), or alter or exchange, any of the Liabilities, or release or compromise any obligation of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities, (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned for payment of any of the Liabilities, whether or not the Agent (i) shall have resorted to any property securing any of the Liabilities or any obligation hereunder or (ii) shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in preceding clauses
(i) and (ii) being hereby expressly waived by the undersigned).

          6. Any amounts received by the Agent from whatsoever source on account of the Liabilities may be applied by it toward the payment of such of the Liabilities, and in such order of application, as the Agent may from time to time elect.

          7. No payment made by or for the account of the undersigned pursuant to this guaranty shall entitle the undersigned by subrogation or otherwise to any payment by the Debtor or from or out of any property of the Debtor and the undersigned shall not exercise any right or remedy against the Debtor or any property of the Debtor by reason of any performance by the undersigned of this guaranty. The undersigned waives, to the fullest extent permitted by law, all rights of the undersigned against the Debtor, arising out of any payment by the undersigned under this guaranty, whether arising by way of any subrogation, contribution, reimbursement or otherwise and agrees that, to the extent that any such rights may not be waived under applicable law, it will contribute such rights to the Debtor as a capital contribution concurrently with the arising of such rights.

          8. The undersigned hereby expressly waives: (a) notice of the acceptance by the Agent of this guaranty, (b) notice of the existence or creation or non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon the Liabilities or any thereof, any obligation hereunder, or any security for or guaranty of any of the foregoing.

          9. The Lenders may, from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this guaranty to the same extent as if such assignee or transferee were a Lender; provided, however, that, unless the assigning or transferring Lender shall otherwise consent in writing, such Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this guaranty, for the benefit of the Lender, as to those of the Liabilities which the Lender has not assigned or transferred.

          10. The undersigned hereby warrants to the Agent and the Lenders that the undersigned now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Debtor. The
Agent and the Lenders shall not have any duty or responsibility to provide the undersigned with any credit or other information concerning the affairs, financial condition or business of the Debtor which may come into the Agent's or any of the Lenders' possession.

          11. The undersigned hereby warrants and agrees that: (a) the undersigned is a corporation duly existing and in good standing under the laws of the state of its incorporation, and the undersigned is duly qualified and in good standing and authorized to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required,
(b) the undersigned has full corporate power and authority to execute and deliver this guaranty, (c) the execution, delivery and performance by the undersigned of this guaranty are within the undersigned's corporate powers, have been duly authorized by all necessary action, have received all necessary governmental approval (if any shall be required) and do not and will not contravene or conflict with any provision of law or of the organizational documents of the undersigned or of any agreement binding upon the undersigned, (d) this guaranty is the legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws relating to or affecting creditors' rights generally or by equitable principles, and (e) this guaranty will directly or indirectly benefit the undersigned.

          12. No delay on the part of the Agent in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this guaranty be binding upon the Agent except as expressly set forth in a writing duly signed and delivered on behalf of the Agent for the benefit of the Lenders.
No action of the Agent permitted hereunder shall in any way affect or impair the rights of the Agent and the obligations of the undersigned under this guaranty. For the purposes of this guaranty, Liabilities shall include all obligations of the Debtor to the Agent and the Lenders, notwithstanding any right or power of the Debtor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder. The obligations of the undersigned under this guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of the undersigned. The undersigned hereby acknowledges that there are no conditions to the effectiveness of this guaranty.
13.
          13. This guaranty shall be binding upon the undersigned, and upon any successors and assigns of the undersigned; and to the extent that the Debtor or any of the undersigned is either a partnership or a corporation, all references herein to the Debtor and to the undersigned, respectively, shall be deemed to include any successor or successors, whether immediate or remote, to such partnership or corporation. If more than one party shall execute this guaranty, the term "undersigned," as used herein, shall mean all parties executing this guaranty and each of them, and all such parties shall be jointly and severally obligated hereunder.

          14. THIS GUARANTY HAS BEEN DELIVERED AT CHICAGO, ILLINOIS, AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE
INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO
ITS PRINCIPLES OF CHOICE OF LAW.  WHEREVER POSSIBLE EACH
PROVISION OF THIS GUARANTY SHALL BE INTERPRETED IN SUCH MANNER AS
TO BE EFFECTIVE AND VALID UNDER APPLICABLE LAW, BUT IF ANY
PROVISION OF THIS GUARANTY SHALL BE PROHIBITED BY OR INVALID
UNDER SUCH LAW, SUCH PROVISION SHALL BE INEFFECTIVE TO THE EXTENT

OF SUCH PROHIBITION OR INVALIDITY, WITHOUT INVALIDATING THE
REMAINDER OF SUCH PROVISION OR THE REMAINING PROVISIONS OF THIS
GUARANTY.

          15. The undersigned hereby irrevocably agrees that any legal action or proceeding pertaining to this guaranty may be brought in the courts of the State of Illinois, County of Cook, or of the United States of America for the Northern District of Illinois.
The undersigned hereby irrevocably agrees that service of process in such action or proceeding may be made either by mailing, by registered or certified mail, postage prepaid, a copy of the summons or complaint, or other legal process in such action or proceeding to the undersigned at the address shown on the signature page hereof. Service of process in any such action or proceeding, effected as aforesaid, shall be effective upon receipt by the undersigned and shall be deemed personal service upon the undersigned and shall be legal and binding upon the undersigned for all purposes. The undersigned hereby waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove any such action or proceeding, once commenced, to another court on the grounds of forum non conveniens or otherwise.

          16. The undersigned hereby expressly waives any right to a trial by jury in any action or proceeding to enforce or defend any rights (a) under this guaranty or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection herewith or (b) arising from any banking relationship existing in connection with this guaranty, and agrees that any such action or proceeding shall be tried before a court and not before a jury.


                         *  *  *  *  *

     IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed as of this 12th day of June, 1996.


                                  DEVRY INC.



                                  By:  /s/Ronald L. Taylor
                                  Name:   Ronald L. Taylor
                                  Title:  President

                                  Address:  One Tower Lane
                                            Suite 1000
                                            Oakbrook Terrace,
                                            Illinois  60181